UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 13, 2017

AIT THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-207220 (Commission File Number)	47-3812456 (I.R.S. Employer Identification No.)

2 Derech Meir Weisgal Rehovot, 763205 Israel (Address of principal executive offices) (zip code)

+972.8.684.3313 (Registrant's telephone number, including area code) KokiCare, Inc. 26716 Via Colina Stevenson Ranch, CA 91381
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

AIT Therapeutics, Inc., a Delaware corporation formerly known as KokiCare, Inc., providing the disclosure contained in this Current Report on Form 8-K in connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8- K) on January 13, 2017, under the following items of Form 8-K: Item 1.01, Item 2.01, Item 3.02, Item 3.03, Item 5.01, Item 5.02, Item 5.03, Item 5.06, Item 5.07, and Item 9.01. A table of contents of this Current Report on Form 8-K is as follows:

Page No.
Forward-Looking Statements	3
Item 1.01 Entry into a Material Definitive Agreement	4
Item 2.01 Completion of Acquisition of Disposition of Assets	4
Business	6
Risk Factors	27
Management's Discussion and Analysis of Financial Condition and Results of Operations	56
Security Ownership of Certain Beneficial Owners and Management
Management	66
Executive Compensation	69
Certain Relationships and Related Transactions, and Director Independence
Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters
Recent Sales of Unregistered Securities	74
Description of Securities	74
Indemnification of Directors and Officers	75
Financial Statements	75
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	75
Item 3.02 Unregistered Sales of Equity Securities	76
Item 3.03 Material Modification of Rights of Security Holders	76
Item 5.01 Changes in Control of Registrant	76
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	76
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	77
Item 5.06 Change in Shell Company Status	78
Item 5.07 Submission of Matters to a Vote of Security Holders	78
Item 9.01 Financial Statements and Exhibits	79

As used in this Current Report on Form 8-K, unless the context indicates or otherwise requires, all references to "AITT" refer to AIT Therapeutics, Inc., a Delaware corporation formerly known as KokiCare, Inc.; all references to "AIT Ltd." refer to Advanced Inhalation Therapies, Ltd., an Israeli corporation, that became the wholly owned subsidiary of AITT following the completion of the Merger, as described in this report; all references to the "Combined Company" refer to AITT and its subsidiaries, including AIT Ltd and all references to "we," "our" and "us" refer to the Combined Company from and after the closing of the Merger.

AITT effected a reverse stock split of its capital stock, at the ratio of 100-to one, on January 9, 2017 in connection with the transactions described in this report. Unless the context indicates or otherwise requires, all share numbers and share price data included in this Current Report on Form 8-K relating to the common stock of AITT and the capital stock has been adjusted to give effect to this reverse stock split.

FORWARD- LOOKING STATEMENTS

Statements in this Current Report on Form 8-K that are not descriptions of historical facts are forward- looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward- looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," "will," "would" or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled "Risk Factors" including, without limitation, risks relating to:

•
the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates; the early stage of our product candidates presently under development;

•
our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;

•
our need for substantial additional funds in order to continue our operations, and the uncertainty of whether we will be able to obtain the funding we need; our ability to retain or hire key scientific or management personnel; our ability, with partners, to validate, develop and obtain regulatory approval of companion diagnostics for our product candidates;

•
our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our dependence on third- party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators; our ability to develop successful sales and marketing capabilities in the future as needed;

•
the size and growth of the potential markets for any of our approved product candidates, and the rate and degree of market acceptance of any of our approved product candidates; competition in our industry; and regulatory developments in the United States and foreign countries.

We operate in a very competitive and rapidly-changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward- looking statements we may make. In light of these risks, uncertainties and assumptions, the forward- looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward- looking statements. You should not rely upon forward- looking statements as predictions of future events. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward- looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward- looking statements. The forward- looking statements included in this report speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward- looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On January 13, 2017, AITT, a Delaware corporation, Red Maple Ltd., a wholly-owned subsidiary of AITT (“Merger Sub”), and AIT, Ltd closed the transaction that was the subject of an Agreement and Plan of Merger and Reorganization dated December 29, 2016, as amended by that Amendment No. 1 to the Merger Agreement dated January 12, 2017 (the “Merger Agreement”). The Merger Agreement provides for (i) the merger of Merger Sub with and into AIT, Ltd (the “Israeli Merger”), and (ii) the exchange of AIT Ltd.’s shareholders’ shares of AIT Ltd. Ordinary Shares for shares of AITT common stock along with the other conditions set forth in the Merger Agreement, culminating with AIT, Ltd, as the surviving entity in the Israeli Merger, being a wholly-owned subsidiary of AITT (the “Merger”).  The Israeli Merger was consummated on December 29, 2016 and the Merger closed on January 13, 2017.  Reference is made to the description of the Merger and the Merger Agreement included in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. The description of the Merger Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Indemnification Agreements

We intend to approve indemnification agreements to be entered into between us and our directors and certain executive officers. The indemnification agreements will require that we, under the circumstances and to the extent provided for therein, indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits and proceedings by reason of the fact that such person is or was a director, officer, employee or agent of AITT, any entity that was a predecessor corporation of AITT or any of its affiliates. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under applicable law, our Amended and Restated Articles of Incorporation, our Bylaws, any other agreement, a vote of our stockholders, a resolution adopted by our Board of Directors or otherwise. Shortly after the closing of the Merger we intend to entered into indemnification agreements in the form that will be approved by our Board of Directors with each of our newly appointed executive officers and directors.

Assumption of Obligations Agreement

On January 13, 2017, we entered into an Amended and Restated Agreement for the Transfer and Assumption of Obligations Under the Securities Purchase and Registration Rights Agreement with AIT Ltd (the "Assumption Agreement"), wherein we agreed to assume the obligations AIT Ltd has under a series of Securities Purchase and Registration Rights Agreements dated December 29, 2016, as amended (the "SPAs").  AIT Ltd entered into the SPAs with a number of investors that acquired Ordinary Shares of AIT Ltd for approximately $10.2 Million in connection with the closing of the Merger (the "Investors").  The description of the Assumption Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  AIT Ltd's obligations under the SPAs that we assumed under the Assumption Agreements are set forth in the Form of Securities Purchase and Registration Rights Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition of Disposition of Assets.

The Merger closed on January 13, 2017, concurrently with the execution and delivery of the Merger Agreement.  Effective as of January 9, 2017, (i) AITT amended its Certificate of Incorporation to change its name from "KokiCare, Inc." to "AIT Therapeutics, Inc." and (ii) to effect a 100- to- one reverse stock split, resulting in 103,200 outstanding shares of KokiCare's common stock.  On January 9, 2017, AITT's Board of Directors declared a $2.50 per share cash dividend to its stockholders of record as of January 9, 2017, and AITT repurchased 90,000 shares of its common stock (on a post-reverse stock split basis) at a price of $0.2667 per share from its principal stockholder, Jason Lane.

Preferred shareholder conversion, Noteholder conversions, Financing closing

Prior to the Closing of the Merger, AIT Ltd. was authorized to issue 12,455,715 shares as follows (i) 11,665,085 Ordinary Shares; and (ii) 790,630 Series A Preferred Shares.  As of January 13, 2017, prior to the Closing of the Merger, AIT Ltd. had 2,305,273 Ordinary Shares and 759,086 Preferred Shares outstanding, which preferred shares converted into an equal number of Ordinary Shares. There were also options to purchase 538,573 Ordinary Shares (at a weighted average exercise price of $4.61595 per Ordinary Share) and promissory notes convertible into 1,397,068 Ordinary Shares outstanding.

Immediately prior to the Closing of the Merger, AIT Ltd. closed on approximately $10.2 Million of financing from the Investors under the SPAs and was obligated to issue the Investors an aggregate of 1,701,616 Ordinary Shares and warrants to acquire 1,701,616 Ordinary Shares.

At the Closing of the Merger, all outstanding Series A Preferred Shares and convertible notes of AIT Ltd. converted into Ordinary Shares of AIT Ltd.  As a result of the above, immediately following the Closing, AIT Ltd had the following securities outstanding: (i) 4,461,427 Ordinary Shares, plus an additional 1,701,616 Ordinary Shares owed to the Investors; (ii) options to purchase 538,573 Ordinary Shares (at a weighted average exercise price of $4.61595 per Ordinary Share); (iii) no Series A Preferred Shares; (iv) no convertible promissory notes; and (v) the Warrants to acquire 1,701,616 Ordinary Shares owed to the Investors.

In connection with the closing of the Merger, all outstanding Ordinary Shares, warrants and options of AIT Ltd. are convertible into shares of AITT common stock warrants and stock options, respectively, at a ratio of 1:1.  The Merger Agreement includes customary representations, warranties and covenants made by AITT and AIT Ltd as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about AITT, AIT Ltd or the Combined Company. Moreover, those representations and warranties generally were made solely for the benefit of the parties to the Merger Agreement, and some or all of them (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, and/or (iii) may have been qualified by certain disclosures of AITT or AIT Ltd not reflected in the Merger Agreement. The description of the Merger Agreement set forth in this report does not purport to be complete and is qualified in its entirety by reference to the full text of that document. A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Accounting Treatment of the Merger

The Merger is being accounted for as a reverse merger and recapitalization. AIT Ltd is the acquirer for financial reporting purposes and AITT is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of AIT Ltd and will be recorded at the historical cost basis of AIT Ltd, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of AITT and AIT Ltd, the historical operations of AIT Ltd and the operations of the Combined Company from and after the closing date of the Merger.

Tax Treatment; Smaller Reporting Company

The Merger is intended to constitute a tax- free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Merger, the Combined Company continues to be a "smaller reporting company," as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission (the SEC).

Background of AITT; Form 10 Information

AITT was incorporated on April 28, 2015 in the State of Delaware with the name "KokiCare, Inc." KokiCare filed a registration statement on Form S-1 (File No. 333-207220 that was declared effective by the SEC on January 22, 2016, wherein it registered 13,200 shares of its common stock (on a post reverse stock split basis) for resale under that registration statement.  Prior to the Merger, AITT intended to pursue a business of developing health care enterprise software to be sold to hospitals, medical centers and health care facilities in the United States and internationally.  Upon the closing of the Merger, AITT has abandoned those business plans and is now pursuing the business of AIT Ltd.

Prior to the closing of the Merger, AITT was a "shell company," as such term is defined in Rule 12b- 2 under the Securities Exchange Act of 1934 (the Exchange Act).  Accordingly, pursuant to the requirements of Item 2.01(f) and Item 5.01(a)(8) of Form 8-K, this Item 2.01 sets forth the information that would be required if the Combined Company were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the Combined Company and its securities upon completion of the Merger. The Combined Company intends to carry on the business of AIT Ltd.  Upon closing the Merger, our executive office is the Rehovot, Israel office of AIT Ltd.

BUSINESS

Corporate Overview

AITT was incorporated under the laws of the State of Delaware on April 28, 2015 with the name "KokiCare".

On November, 2016, AITT formed Red Maple Ltd., a wholly owned subsidiary, for the purpose of the Merger, and on December 29, 2016 that wholly-owned subsidiary merged with and into AIT Ltd, and AIT Ltd, as the surviving corporation, became our wholly owned subsidiary. Concurrent with the closing of the Merger, AITT has abandoned it pre- Merger business plan in the healthcare software industry, and we are now solely pursuing the business of AIT Ltd in the biopharmaceutical industry. The following discussion describes the business now being collectively pursued by the Combined Company.  On January 9, 2017, AITT changed its name to "AIT Therapeutics, Inc." and effected a 100-to-one reverse stock split of its issued and outstanding shares of common stock, and all share information in this report with respect to AITT gives retroactive effect to that reverse stock split.

AIT Ltd. was incorporated in Rehovot, Israel, under the laws of the State of Israel on May 1, 2011.

Business Overview

We are an emerging biopharmaceutical company that is developing a single proprietary 160 parts per million (ppm) nitric oxide (NO) formulation and delivery system to treat certain respiratory infections for which current treatments have limited effectiveness.

Our novel system is designed to safely deliver a high dosage of NO to the lungs that, has the potential to treat microbial infections caused by bacteria, fungi and viruses. High concentration NO is produced naturally by the body as part of the innate immunity mechanism.  The current U.S. Food and Drug Administration (FDA) approved NO vasodilation treatments of 20 ppm are ineffective in treating microbial infections.  As demonstrated in clinical trials, to combat infections, higher concentrations of an NO formulation are required. Based on our studies, we believe that 160 parts per million is the minimum therapeutic dose to achieve the pulmonary antimicrobial effect of NO.  To date no NO formulation and delivery system is approved by the FDA to deliver a high antimicrobial dosage to the lungs.

A Phase 1 clinical trial demonstrating the safety of our system has been completed. We have also recently completed two Phase 2 safety and efficacy trials to treat severe bronchiolitis and CF-related lung infections and a phase 2 compassionate use treatment for Nontuberculosis Mycobacteria (NTM).

Our general target indication for our platform is lower respiratory tract infections (LRTI), including our first two targets, children with bronchiolitis (most commonly caused by respiratory syncytial virus (RSV)) and NTM. According to Clinical Infectious Diseases (2009) and the World Health Organization (2014), respectively, there are over 1.5 million hospitalizations related to LRTI annually in the United States, and LRTI is the third leading cause of death worldwide. According to various other leading publications, there are over 150 million new cases of bronchiolitis are reported worldwide each year. In the United States, there are approximately 150,000 annual bronchiolitis hospitalizations among children five years old or younger. There are approximately 50,000 patients diagnosed with NTM in the United States, with a growing prevalence of 8% each year.

Our second indication is NTM among Cystic Fibrosis patients.  NTM is a rare and serious disorder associated with increased morbidity and mortality. There is an increasing rate of lung disease caused by NTM and this is an emerging public health concern worldwide. Patients with NTM lung disease may experience a multitude of symptoms such as fever, weight loss, cough, lack of appetite, night sweats, blood in the sputum, and fatigue. Patients with NTM lung disease frequently require lengthy, and repeat, hospital stays to manage their condition. There are no inhaled antibiotic treatments specifically indicated for the treatment of NTM lung disease in North America, Europe or Japan. Current guideline-based approaches involve multi-drug regimens that may cause severe side effects and treatment can be as long as two years or more.  The prevalence of human disease attributable to NTM has increased over the past two decades. In a decade-long study (1997-2007), researchers found that the prevalence of NTM in the US is increasing at approximately 8% per year and that NTM patients on Medicare over the age of 65 are 40% more likely to die over the period of the study than those who did not have the disease (Adjemian et al., 2012).  A 2015 publication from co-authors from several US government departments stated that prior year statistics led to a projected 181,037 national annual cases in 2014 costing the US healthcare system approximately $1.7 billion (Strollo et al., 2015).  At the first step we are treating only Cystic Fibrosis (CF) patients that been infected with NTM. If successful we will consider approaching the general NTM market.   CF is the most frequent lethal genetic disorder of Caucasian persons, affecting >8,000 persons in the United Kingdom and 30,000 in the United States.  Early death is mainly from chronic lung disease caused by persistent lower airway infection and inflammation.  Important airway pathogens include Staphylococcus aureus and Pseudomonas aeruginosa, but others, such as NTM, are playing an increasingly recognized role.  A multicenter prospective study of CF patients in the United States found the prevalence of NTM in sputum to be 13%.  Older age was the most significant predictor for a positive sputum culture.  A multicenter CF study in France reported a prevalence of 6.6%, (Paul Seddon et al, 2009).

Currently, there is no antiviral treatment for bronchiolitis and the treatment for acute lung infections in infants is largely supportive care and is based primarily on prolonged hospitalization during which the infant receives a constant flow of oxygen to reduce hypoxemia, which is a reduced concentration of oxygen in the blood. In addition, systemic steroids and inhalation with bronchodilators may be administered until recovery.  None of these treatments are able to effectively to reduce or eliminate the viral load.  For NTM patients, prolonged treatment is necessary and varies among different types of NTM species, severity of the disease and drug-susceptibility. Current treatment for NTM often includes a mixture of IV antibiotics as well as steroids.  As NTM are usually antibiotic-resistant, treatment guidelines suggest a combination of two to three different antibiotics delivered continually over one to two years.

In contrast, our system is designed to safely and effectively reduce or eliminate bacterial, virusal and fungal infections from the lungs.  Our therapeutic NO is not based on antibiotic drug mechanisms of action and therefore is potentially effective against antibiotic resistant bacteria while also offering localized benefits of reduced mucus and enhanced vasodilation for improved blood flow.

A Phase 1 clinical trial for a 160 ppm NO formulation has been completed in healthy adults for pandemic flu. We have also recently completed two Phase 2a safety and efficacy trials to treat bronchiolitis and CF-related lung infections. We have not yet submitted any investigational new drug applications for our products to the FDA.

 We have a broad intellectual property portfolio directed to our device and mode of delivery, monitoring parameters and methods of treating specific disease indications. Our intellectual property portfolio consists of (i) seven issued patents and one patent application and their continuations and foreign counterparts, which we have obtained through a non-exclusive worldwide license from SensorMedics Corporation (CareFusion), (ii) 17 issued patents which we will acquire pursuant to the exercise of an option granted to us by Pulmonox Technologies Corporation (Pulmonox), and (iii) 21 patent applications developed by us internally.  Eight of the Pulmonox patents that we will acquire are jointly owned by CareFusion and Pulmonox, five of which are covered by our non-exclusive license with CareFusion; our royalty and other license obligations to CareFusion with respect to these five patents will remain in effect as long as our CareFusion license remains in effect.

Additionally, our product candidates may be able to benefit from prior studies, scientific publications and prior clearance of other NO products by the FDA.

Background and Mechanism of Action

NO is recognized as a vital molecule involved in many physiological and pathological processes. NO is naturally produced by the body's immune system to provide a first line of defense against invading pathogens. It is a powerful molecule with a short half-life of a few seconds in the blood. The ability of the body to clear NO from the body rapidly contributes to a favorable safety profile. NO has been shown to play a critical role in the function of several body systems. For example, as vasodilator of smooth muscles, NO enhances blood flow and circulation. In addition, NO is involved in regulation of a wound healing and immune responses to infection. While the data supporting our own product candidates may differ, the pharmacology, toxicity and safety data for NO in humans is generally well known, and its use has been approved by the FDA in a number of therapeutic applications, mainly as a vasodilator.

NO has multiple immunoregulatory and antimicrobial functions that are likely to be of relevance to inhaled NO therapy. In vitro studies suggest that NO possesses anti-microbial activity against common bacteria, gram positive and gram negative, as well as mycobacteria, fungi, yeast, parasites and helminthes. It has the potential to eliminate multi-drug resistant strains of the above. Anti-viral activity covers respiratory viruses such as influenza, corona viruses, RSV and others. In healthy humans, NO has been shown to stimulate muccocilary clearance, and low levels of nasal NO correlate with impaired muccociliary function in the human upper airway. Unlike other inhaled drugs, NO is also a smooth muscle relaxant and avoids the concomitant bronchial constriction often associated with inhaled antibiotics and muccolytics. In addition to treating CF infections, this suggests that NO may be useful in directly treating the mucus caused by CF, which is the principal manifestation of the disease.

The precise effect of inhaled NO is dependent on concentration, oxidation state and type of pathogen.

Nitric Oxide and Infection

NO possesses broad-spectrum anti-microbial activity acting against bacteria, fungi and viruses. NO is produced at high output as part of the innate immune response. NO and its by-products (for example, Reactive Nitrogen Species, RNS) are responsible for the process of killing microorganisms within white blood cells called macrophages and in organs such as the lungs and other mucolytic tissues.

More than a decade ago several research groups showed that NO and RNS possess anti-viral activity and affect several viruses including coxsackievirus (CVB), RSV, influenza, severe acute respiratory syndrome (SARS), coronavirus, rhinovirus, herpes simplex virus (HSV), Epstein-Barr virus (EBV) and many others. NO has also been shown to be useful in preventing bacterial growth on surfaces.

Continuous exposure to 160 ppm NO and above, especially in the lungs, may have side effects and damage to host cells. Intermittent exposure to NO in cycles retains NO anti-microbial activity both in vitro and in animal model of infection. Exposure of bacteria to concomitant 30-minute treatments with 160 ppm NO resulted in over a significant reduction in bacterial load. A similar dose has been shown to reduce viruses (common influenza) by 30-100% in a canine kidney infection model. In vivo, in a pneumonia model in rats, inhaled 160 ppm NO, for 30 minutes, every 4 hours, resulted in significant reduction in bacteria counts in the lungs, without affecting the body's defense mechanisms, and without any other adverse effect. In addition, a daily dose of 160 ppm of NO was found to be safe and effective treatment for bovine respiratory disease (BRD) in cattle.

Importantly, several studies report synergy between NO and antibiotic drugs. Adjunctive treatment combining NO together with inhaled Tobramycin antibiotics or other anti-microbial agents has been shown to greatly enhance the efficacy of the antibiotics in dispersing P. aeruginosa biofilms and to increase their ability to elicit anti-microbial activity. These studies suggest that adjuvant treatment combining NO with antibiotics might have a beneficial role by reducing bacterial infectivity, and therefore reduce the dependency on antibiotics.

Our Technology

We have developed a novel and precise delivery system that provides continuous monitoring and control of the gaseous content administered during intermittent NO inhalation treatments, as well as a precise and reliable monitoring system that is able to monitor patient status and alert medical staff to any adverse effects.

Our novel delivery system, known as NOxSysBSTM, is a sophisticated inhalation system designed to provide the patient with a gaseous high dosage blend of NO, oxygen and air. The gaseous blend is supplied to the patient via a face mask and is designed to minimize the time that NO is mixed with oxygen and air. The system continuously monitors inhaled NO concentration, NO2 concentration, methemoglobin and the fraction of inspired oxygen (FiO2), blood oxygen saturation and heart rate, all of which are important safety parameters. A dedicated screen allows for monitoring of the gas mixture and the patient's vital signs. Further, and without diminishing from the novelty of its technology, our product candidate resembles other inhalation systems, making it user friendly, with operation and maintenance familiar to medical staff. We are currently in the process of designing a version that is improved over the model used in our clinical trials to date.

Our novel drug delivery technology is designed to specifically deliver an anti-microbial dosage of NO, and has a number of advantages over other NO formulation delivery systems, such as:

•	Optimization to deliver a high 160 ppm, anti-microbial dosage of NO, whereas existing formulations of NO currently on the market consist of an NO concentration of approximately 20 ppm;

•
Equipped with a monitoring system that continuously monitors system parameters (e.g., NO, NO2 and FiO2 concentrations) as well as patient parameters (e.g. vital signs, MetHemoglobin and OxyHemoglobin percentages);

•	Positive flow (as opposed to negative pressure) – we believe that positive flow allows for more direct and controlled delivery of a high dosage NO formulation;

•	Provides constant flow of our NO formulation, thereby effectively and adequately covering the surface area of the lung to eliminate bacteria, viruses, fungi and other microbes;

•	Programmable and able to deliver different dosage regimens for a wide range of lung infections;

•	Systems will be designed to be convenient and portable; and

•	Will be administered non-invasively through a facial mask, which has the potential to address large, underserved chronic-care markets, such as CF.

We believe that our solution has the potential for a number of additional benefits and opportunities, as follows:

•
The antimicrobial and signaling properties of the NO molecule delivered to the lungs suggest the potential for application in a wide range of respiratory diseases. In contrast to the often arduous and slow drug discovery process for small molecules, the use of NO in medicine is well known, and therefore the identification of NO product candidates has been, and we expect will continue to be, much simpler, quicker and less costly.

•
The FDA approved the use of an NO formulation as an inhaled drug for the treatment of pulmonary hypertension in newborns in 1999. More than a decade of clinical experience with safe delivery, monitoring and understanding of NO in the clinical environment for vascular uses has been documented.

•
NO is naturally produced by the immune system and acts as a first line of defense against infectious diseases. Therapeutic use of NO for viral and bacterial co-infections would potentially improve the effectiveness of antimicrobial and anti-viral treatments by mimicking the body's natural defense mechanism and thereby directly reduce viral infectivity, as well as antibiotic drug resistant bacteria.

Our Strategy

Our objective is to build a leading biopharmaceutical company that will develop and commercialize patented and proprietary products for the treatment of respiratory infections and diseases, and subject to funding, NOxBRTM for the treatment of bronchiolitis. If these trials are successful, we will seek marketing approval from the FDA and other worldwide regulatory bodies.

Our completed clinical trials and plans for future clinical trials are as follows:

•
Bronchiolitis. Phase 1 safety studies have been successfully completed at the hospital of the University of British Columbia. More significantly, we recently completed a Phase 2, double blind, randomized study conducted in Israel in infants with bronchiolitis. In May 2014, we submitted a pre-IND letter to the FDA in which we requested certain feedback. The FDA responded to our request in June 2014, and we perceive their response as favorable. The FDA agreed that the safety profile of NO is well understood, and that the existing pre-clinical data should be sufficient to support an Investigational New Drug (IND) application. We intend to commence a non U.S.-based Phase 3 clinical trial as soon as we secure appropriate funding, and later on, we plan to commence a Phase 3 study in the United States.

•
NTM in CF patients. We recently perform an open label, compassion study in Israel of NTM in CF patients who are over 10 years old. We expect to commence a non U.S.-based Phase 2 clinical trial in 2017. In addition, we intend to submit an IND to the FDA in 2017 and expect to commence a U.S.-based Phase 3 clinical trial in 2018. The Phase 2 and the Phase 3 studies will be designed as Open label and multicenter trials to assess the safety and efficacy of our NO formulation treatment along with antibiotic treatment compared to standard antibiotic treatment without our NO treatment in NTM patients older than ten years of age. The study's endpoints are expected to include assessment of safety and tolerability, CFU level, clinical improvement and lung function.

•	CF-Related Lung Infections. We recently completed a Phase 2 open label, multi-center study in Israel of CF patients who are over 10 years old.

Our Initial Disease Targets and Market Opportunity

Our initial target disease are Bronchiolitis and NTM .

Bronchiolitis

According to the World Health Organization, Bronchiolitis is the most common acute lower respiratory infection in infants, and is the leading cause of the hospitalization of infants during the first year of life.  Bronchiolitis is caused by viruses, most commonly by RSV. The initial symptoms of bronchiolitis are similar to that of a common cold, but the illness leads to fast and troubled breathing due to spread of the infection to the lower respiratory system. To date, the standard treatment has been supportive care consisting of assisted feeding and hydration, minimal handling, nasal suctioning and oxygen administration. In addition, better airway cleaning, which improves the respiratory function, has been achieved using nebulized hypertonic saline. Many pharmacological therapies, ranging from bronchodilators to corticosteroids, have been found to offer either no or short-term benefits.

Bronchiolitis Market Data

 Each year 150 million new cases of bronchiolitis are reported worldwide in infants, and 2–3% of infants affected require hospitalization (World Health Organization). In the United States, there are approximately 150,000 annual bronchiolitis hospitalizations among children younger than five years, of which about 115,000 children are younger than one year old. These hospital visits resulted in total hospital charges of $1.7 billion in 2009 according to a study published in 2013. For infants, bronchiolitis accounts for 20% of annual hospitalizations and 18% of emergency department visits.

According to the American Academy of Pediatrics, the number of children in the United States with bronchiolitis needing mechanical ventilation was almost 3,000 children in 2009, and the average length of hospital stay for previously healthy infants was 2.5 days. The mortality in children less than one year of age was 0.25%. In 2009, the total direct cost of bronchiolitis related hospitalization was $545 million.

Limitations of Current Treatment Options for Bronchiolitis

Clinical practice in the management of acute bronchiolitis varies widely even among medical centers in the same country, and there is much controversy, confusion and lack of evidence concerning the best treatment option. Disease management mainly consists of supportive care by means of oxygen supplementation, but also includes inhalations of hypertonic saline or steroids with or without beta agonist drugs, anti-viral therapy and chest physiotherapy.

None of the specified treatments has been proven to have a clear beneficial effect on the course of the disease or a reduction in the length of hospitalization. In addition, some treatment strategies have been subject to debate regarding beneficial effects. For example, the anti-viral drug Ribavirin, a broad-spectrum antiviral agent approved for treatment of RSV infections, is controversial due to questions regarding its efficacy, safety and high cost.

NTM

Nontuberculosis Mycobacterial (NTM) infection of the lungs is a chronic as well as progressive lung condition. NTM exhibits across a variety of lung diseases such as bronchiectasis, COPD, Asthma, CF, HIV and Cancer. In certain severe NTM cases life expectancy is under 5 years, with no effective treatment available.

NTM Market Data

There are an estimated 50,000-86,000 cases of NTM lung infections in the United with an annual 8% increase. More than 70% of NTM cases are underreported, and therefore the projected number of NTM cases could be as high as 181,000 in the U.S. alone. With the rise of NTM infections, NTM is currently more prevalent than TB in the US. NTM mostly affects adults middle-aged to elderly, with increasing infection in patients aged 65 and over, a population that is expected to double by the year 2030.

NTM lung infections also pose a substantial financial burden on the US healthcare system. In 2010, the annual cost was over $800 million, and the same study estimated the cost for 2014 to be $1.7 billion in the U.S

NTM has been selected by the FDA as disease areas to be the focus of an FDA meeting/s in 2016-2017. $1.7B cost Burden (U.S.). There are no approved drugs in the U.S and Europe to treat NTM infections.

Limitations of Current Treatment Options for NTM

For NTM patients, prolonged treatment is necessary and varies among different types of NTM species, severity of the disease and drug-susceptibility. As NTM are usually antibiotic-resistant, treatment requires a combination of two to three different drugs. Therefore, current treatment includes a mixture of IV antibiotics as well as steroids.

Our Clinical Results to Date

 We have conducted several clinical trials to assess the safety and preliminary efficacy of our 160 ppm NO inhalation-treatment in various indications. These trials include:

 Phase I Clinical Results

A prospective, open label, controlled, single-center Phase I study was conducted on 10 healthy adults between 20 and 62 years of age. Subjects received our proprietary 160 ppm NO formulation for 30 minutes, five times a day, for five consecutive days by direct inhalation to the lungs via a prototype delivery system similar to our NoxSysBSTM delivery system. The study was performed at the University of British Columbia (UBC) in Canada, and was published in 2012 in the Journal of Cystic Fibrosis.

The primary objectives of the study were to determine the safety and tolerability of the inhaled NO formulation treatment on healthy subjects, to determine the effect of the treatment based on pulmonary function test results, to determine the met hemoglobin (MetHb) level associated with the inhaled NO formulation treatment and to assess adverse events associated with the treatment. Secondary objectives of the study were to assess the changes in cytokine levels. Safety parameters, including NO and NO2 concentrations, inhaled fraction of inspired oxygen (FiO2 ). MetHb and oxygen saturation (SaO2) were continuously monitored. Vital signs, lung function, blood chemistry (including nitrite/nitrates), hematology, prothrombin time, inflammatory cytokine/chemokines levels and endothelial activation (angiopoietin ratio) were closely monitored.

All individuals tolerated the NO formulation treatment courses well. No significant adverse events occurred. The maximal amount of air one can forcefully exhale in one second, known as forced expiratory volume in one second (FEV1 ) and other lung function parameters, serum nitrites/nitrates, prothrombin, pro-inflammatory cytokine and chemokine levels did not differ between baseline and day five, while MetHb increased during the study period to a level of 0.9%, as expected. These data suggest that inhalation of 160 ppm NO for 30 minutes, five times a day, for five consecutive days is well tolerated in healthy individuals.

CF Clinical Results

CF Compassionate Treatment

Rambam health-care campus has conducted a compassionate treatment for two patients with CF who suffer from NTM (Non-Tuberculosis Mycobacterium) infections. The NO treatment regime as well as the device for this treatment were supplied by AIT Ltd. Patients received intermittent 30-minute treatments of 160 ppm NO, with two different regimes including hospitalization (5 times a day) and ambulatory treatment (2-3 inhalations a day).

Treatment was well tolerated, safe, with no evidence of any serious side effects. We observed significant improvement in sputum production (up to 5-10 time more sputum), and subjective improvement in the well-being of both patients.

Significant reduction (improvement) in systemic inflammation was observed in patient 1, as observed by reduction of CRP levels during treatment. In addition, patient 1 had a 2 log reduction in NTM during treatment (an effect that was lost after treatment regime changed to ambulatory). Patient 2 showed significant increase in the 6-minute walk test by 120 meters. In addition, after two weeks of maximal exposure to NO (5 cycles of 30 min per day), sputum culture became negative to M Abscessus, which is consistent with eradication of the NTM (patient 2). FEV1 results were variable between patients, with a mild improvement in one patient.

Further information is needed, but these results suggest that the treatment of M. abcsessus with high dose inhaled NO can be proved safe as well as effective.

CF Phase 2 Clinical Trial

We have completed a Phase 2a open label, multi-center safety study in nine CF patients (≥10 years old). Patients received intermittent (30 minutes, three times a day) inhalation of 160 ppm NO formulation, five days a week, over a two-week period. The study was performed in two centers, Soroka Medical Center and Schneider Children's Medical Center of Israel.

The primary endpoints of the study were to determine the MetHb percentage, adverse events associated with inhaled NO and to determine the percentage of subjects who prematurely discontinued the study due to adverse events/serious adverse events or for any other reason.

Adverse events were reported by 5 (55.5%) subjects. There were no severe or serious AEs, no treatment withdrawals due to AEs, and no deaths. Adverse events considered by the Investigator as possibly or probably related to treatment were reported for 2 (22.2%) subjects. There were no AEs of MetHb elevation >5% or NO2 elevation >5 ppm. In total, 7 cases of haemoptysis were reported in 2 subjects and all events were mild in severity.

There were no subjects with MetHb >5% at any point during the study and there was no cumulative effect of MetHb exposure during the study. The maximum MetHb level reported was 4.6%.

Several secondary efficacy analyses were conducted in this study, and though the study was not powered for efficacy, results show various positive effects of the treatment regime. Bacterial and fungal sputum load analysis results were highly variable, though marked reductions of MSSA, Achromabacter, P. aeruginosa, and Asperigillus were seen in several subjects. These results suggest non-specific targeting of bacteria and fungi that commonly manifest in CF patients. In subjects with systemic inflammation (CRP >5 mg/mL) at baseline, CRP levels decreased over the treatment period, showing the effect of NO in the reduction of inflammation. There were no statistically significant or clinically relevant changes in FEV1 over time, and lung function indices also remained relatively constant throughout the study duration.

 Bronchiolitis Clinical Results

This was a double blind, randomized Phase 2 study for infants with Bronchiolitis. The study was performed at Soroka University Medical Center in Israel. Forty-three infants between the ages two to 12 months diagnosed with bronchiolitis were randomly assigned to either treatment group or control group. The treatment group was comprised of 21 subjects that received intermittent (30 minutes, five times a day) inhalation of 160 ppm NO formulation, in addition to supportive O2 treatment for up to five days. The control group, 22 subjects, received ongoing inhalation of the supportive O2 treatment.

The primary objective of the study was to assess the safety and tolerability of the NO formulation treatment. Primary endpoints included determination of the MetHb levels, adverse events associated with the inhaled NO formulation and proportion of subjects who prematurely discontinued the study. Baseline clinical score was similar between treatment groups (~8).

Safety and tolerability results were encouraging, with similar overall incidence of AEs between the treatment groups. Out of 43 patients, 39 (~90%) completed the study per protocol, with similar percentages (~90%) for each the control and the treatment groups, individually. Only one subject from the treatment group discontinued treatment due to an adverse event, namely – repeated MetHb levels above 5%. Adverse events were reported by 23 (53.5%) subjects overall, with 10 (47.6%) subjects in the NO group reporting a total of 22 AEs, and 13 (59.1%) subjects in the control group reporting a total of 22 AEs. Serious adverse events were reported by 4 (19.0%) subjects in the NO group and 4 (18.2%) in the standard treatment group. There were no deaths during the study. There were no treatment-related SAEs in the NO treatment group.

In the NO group, 6 (28.6%) subjects had any MetHb measurement >5% during the study treatment period, and 3 of these subjects had more than one MetHb >5%. The maximum MetHb level was 5.6% in one subject in the NO group. There was no cumulative effect of MetHb exposure during the study. It should be noted that MetHb levels in this study were defined to <5% as a safety measure, though previous findings have shown that higher levels (6.4%) are non-toxic in children.

Secondary and exploratory analyses were performed for efficacy, and results show positive impact of the treatment regime. In a subgroup of subjects with LOS >24 hours, a statistically significant treatment benefit of NO versus standard treatment was demonstrated with respect to all efficacy analyses. Mean results for subjects with LOS > 24 hours show that LOS was shortened by approximately 34% in the NO group compared to the standard treatment group, with a one-day difference between the groups (PP, N=24). Time to normal oxygenation (92%) was shortened by approximately 44% (27.75 hours) in the NO group compared to the standard treatment group (PP, N=24). An 80% improvement in time to clinical score and time to normal oxygenation (92%) was observed in favor of the NO group (PP, N=24).The results of preclinical studies and early clinical studies of our product candidates may not be predictive of the results of later-stage clinical studies.

Furthermore, our assessment of safety and efficacy may not be concurred with by the FDA or other regulatory agencies. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent advanced clinical studies. We do not know whether any Phase 2, Phase 3 or other clinical studies we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market our product candidates. While the results of our Phase 2 trials in bronchiolitis and CF demonstrated improvements in various endpoints and clinical outcomes, the trials were small, and it is likely that the FDA will view them as not statistically significant because of their size and scope.  We must conduct larger clinical trials with statistically significant favorable results or we will not be able to obtain regulatory approval to market our product candidates.

Commercialization

We plan to seek regulatory approval for, and, if approved, our product candidates would be marketed as, combination drug/device products. As such, any final product will be comprised of two distinct components – our proprietary delivery systems and a specific gaseous NO drug.

 We anticipate that if we reach the commercialization stage, we will sell our systems through third party distributors, utilizing existing sales channels. As NO gas requires special handling, the unique drug component of any approved product will be distributed through a strategic partner, having a supply infrastructure for the distribution of medical gasses.

Competition

The biotechnology and pharmaceutical industries are highly competitive. There are many pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to our products. We are aware of several companies currently developing and selling NO therapies for various indications such as pulmonary hypertension. For example Ikaria, Inc. commercializes INOMAX® (nitric oxide) for inhalation, which is approved for use to treat newborns suffering from HRF-PPHN, in the United States, Canada, Australia, Mexico and Japan. The Linde Group has marketing rights to INOMAX® in Europe. Air Liquide sells a similar product in Europe, called VasoKINOX™, together with their delivery platform called OptiKINOX™, for the treatment of pulmonary hypertension that occurs during or after heart surgery. In Europe, Bedfont Scientific Ltd. has a delivery system called NOxBOX® and Air Products PLC has a gas product called NOXAP®, each used in delivering inhaled NO formulations. Bellepheron Therapeutics is developing NO-based products for persistent arterial hypertension and pulmonary hypertension associated with chronic obstructive pulmonary disease. Geno LLC is developing NO-based products for the treatment of a variety of pulmonary and cardiac diseases such as acute vasoreactivity testing, pulmonary arterial hypertension and pulmonary hypertension associated with idiopathic pulmonary fibrosis. In addition, other companies may be developing generic NO formulation delivery systems for various dosages. Ceretec, Inc., a company affiliated with 12th Man Technologies Inc., recently obtained clearance from the FDA to market an NO gas product for use in membrane diffusing capacity testing in pulmonary function laboratories in the United States. Novoteris, LLC recently received orphan drug designation from the FDA and EMA for the use of inhaled NO-based treatments in treating CF. If the FDA approves Novoteris' product candidate, then Novoteris may be eligible for orphan drug exclusivity. In January 2015, Ikaria entered into an agreement with Novoteris to collaborate on the development of an outpatient program for treating bacterial infections associated with cystic fibrosis. Recently, we have become aware that Ikaria and Novoteris are planning a Phase 2 clinical trial using a 160 ppm NO formulation to treat patients with CF.

Our competitors, either alone or through their strategic partners, might have substantially greater name recognition and financial, technical, manufacturing, marketing and human resources than we do and significantly greater experience and infrastructure in the research and clinical development of pharmaceutical products, obtaining FDA and other regulatory approvals of those products and commercializing those products around the world.

Manufacturing

We rely on third-party contract manufacturers for the supply of NO and for our NOxSysBSTM delivery system. We purchase the material used in our clinical trial activities from various companies and suppliers.

Intellectual Property

 The drug component of our technology is NO.  This molecule has been in the public domain for many years and cannot be the subject of any patent exclusivity rights, per se.  We do, however, have patent filings that relate to systems and devices configured for delivering NO to patients by inhalation. We also have other patent filings which pertain to methods of exposing patients to inhalation of NO, and to utilizing these methods for treating subjects in need of NO inhalation.  In addition, we are in possession of trade secrets and know-how regarding the practice of these methods.

Our intellectual property portfolio consists of seven issued patents and one patent application, as well as their continuations and foreign counterparts, which we have obtained through a non-exclusive worldwide license from CareFusion, 17 issued patents we are acquiring from Pulmonox concurrently with the closing of this offering (eight of which are jointly owned by CareFusion and Pulmonox, five of which we currently license from CareFusion) and 21 patent applications developed internally, including PCT patent applications.

CareFusion Non-Exclusive License Agreement. In October 2013, we entered into a non-exclusive worldwide license agreement with CareFusion, whereby we licensed seven issued U.S. patents, and one U.S. patent application, including corresponding foreign counterparts – including patents granted in Australia, Mexico and China. Our intellectual property licensed from CareFusion, for which the earliest expiring patent term is 2019, covers devices and methods for delivering NO formulations to a patient at steady and alternating concentrations, including intermittent delivery of NO. Our CareFusion license also covers patents relating to devices and methods for delivering alternating concentrations of NO topically, nasally and to an upper respiratory tract, for which the expiring patent terms range from 2020 to 2025. The term of the agreement extends through the life of applicable patents and may be terminated by either party with 60 days' prior written notice in the event of a breach of the agreement, and may be terminated unilaterally by CareFusion with 30 days' prior written notice in the event that we do not meet certain milestones. Pursuant to the agreement, we are required to pay CareFusion, in addition to a one-time up-front fee of $150,000 already paid, royalty payments of 5% of the net sales of a licensed product by the Company and an annual fee of $50,000, which is creditable against the royalty payments for the respective year.

Pulmonox Patents and Assets – Option to Acquire. On August 31, 2015, we entered into an agreement with Pulmonox whereby we acquired for $25 thousand the option to purchase certain intellectual property assets ("Option"), including Pulmonox's rights in 17 issued U.S. patents which are directed to:

•	devices and methods for delivering NO formulations to a patient at steady and alternating concentrations (80-400 ppm), including intermittent delivery of NO;

•	a device and methods for treatment of surface infections; and

•	use of NO as a mucolytic agent and for treatment and disinfection of biofilms.

According to the agreement, the Option is exercisable for a period of six months starting August 31, 2015 (which was extended in through a number of amendments in 2016 for a period which ends January 2017). Upon exercise of the Option, the Company will be obligated to pay an exercise price of $500 and will be required to make certain one-time development and sales milestone payments to the third party starting from the date when the Company will receive regulatory approval for the commercial sale of its first product candidate.

The earliest expiring Pulmonox patent will expire in 2019.

Of the 17 Pulmonox patents, eight U.S. patents are jointly owned by CareFusion and Pulmonox. Pursuant to an agreement with CareFusion, we currently have a non-exclusive world-wide license to five of the eight U.S. patents and their corresponding foreign counterparts jointly owned by CareFusion and Pulmonox, including patents granted in China and Canada, and pending applications in China and Europe. Following the exercise of the option, six patents directed to devices and methods for delivering NO formulations to a patient; one patent directed to systems and methods for using NO to reduce pathogens in blood; one patent directed to use of NO as a mucolytic agent; and one patent directed to methods of using NO for treatment and disinfection of biofilms will be solely owned by us. In addition, four patents directed to devices and methods for delivering NO formulations to a patient at steady and alternating concentrations (80-400 ppm), including intermittent delivery of NO; and four patents directed to a device and methods for treatment of surface infections will be jointly owned by CareFusion and us.

 Patent Applications. We have filed 21 patent applications, including one in Canada, eight in the United States, one in Israel, five in Europe, three PCT patent applications and three provisional patent applications in the United States.

A PCT patent application is a filing under the Patent Cooperation Treaty to which the United States and a number of other countries are a party. It provides a unified procedure for filing a single patent application to protect inventions in those countries. A search with respect to the application is conducted by the International Searching Authority, accompanied by a written opinion regarding the patentability of the invention. A PCT application does not itself result in the grant of a patent, and the grant of patent is a prerogative of each national or regional authority where the PCT application is filed during national phase filings.

A provisional patent application is a lower-cost first patent filing. It allows filing without a formal patent claim, oath or declaration, or any information disclosure (prior art) statement. It provides the means to establish an early effective filing date in a later filed non-provisional patent application. A provisional application must be followed within 12 months by a corresponding non-provisional patent application in order to benefit from the earlier filing of the provisional application.

Our patent applications are generally directed to methods and devices for treating a human subject by intermittent inhalation of an NO formulation at a therapeutically effective amount (e.g., of about 160 ppm), which are based on a Phase 1 safety study. More specifically, our patent applications are directed to the following:

•
methods and devices for treating a human subject by intermittent delivery of about 160 ppm NO while showing that such a delivery can be effected while various physiological parameters of the subject remain unchanged;

•
methods and devices for treating a human subject by intermittent delivery of about 160 ppm NO, aimed at treating subjects suffering or being prone to suffer from various diseases and disorders that are treatable by delivering NO formulations to the respiratory tract, including diseases such as bronchiolitis, CF, asthma, COPD and nosocomial infections; and

•	devices and systems configured for delivering NO formulations to the respiratory tract, including large and small volume systems, and stationary and portable systems.

The patent expiration dates of any patents maturing from these pending patent applications would likely be 2033-2036.

Other intellectual property. We have also entered into a license agreement with the UBC, where Dr. Yossef Av-Gay, one of our directors and our Chief Scientific Officer, is a professor. Under the license agreement we have an exclusive license to use anonymized data from the Phase 1 clinical trial and the data which was used to get the approval for Phase 1 until November 1, 2021.

The proprietary nature of, and protection for, our product candidates, processes and know-how are important to our business. Our success depends in part on our ability to protect the proprietary nature of our product candidates, technology and know-how, to operate without infringing on the proprietary rights of others and to prevent others from infringing our proprietary rights. We will continue to seek patent protection in the United States and internationally for our product candidates and other technology. Our policy is to patent or in-license the technology, inventions and improvements that we consider important to the development of our business. In addition to patent protection, we intend to use other means to protect our proprietary rights, including pursuing marketing or data exclusivity periods, orphan drug status and similar rights that are available under regulatory provisions in certain countries, including the United States, Europe, Japan and China. See "United States Regulation—New Drug Applications," "United States Regulation—Orphan Drug Designation and Exclusivity," "United States Regulation—Pediatric Exclusivity," and "European Regulation—Orphan Designation and Exclusivity" below for additional information.

We also rely on trade secrets, know-how and continuing innovation to develop and maintain our competitive position. We cannot be certain that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents granted to us in the future will be commercially useful in protecting our technology.

Despite these measures, any of our intellectual property and proprietary rights could be challenged, invalidated, circumvented, infringed or misappropriated, or such intellectual property and proprietary rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages. For more information, please see "Risk Factors—Risks Related to our Intellectual Property."

Government Regulation

United States Regulation

In the United States, the FDA regulates drug and medical device products under the Federal Food, Drug, and Cosmetic Act (FFDCA), and its implementing regulations. Our products will be regulated by the FDA as a "combination product" comprised of both a drug product (NO formulation) and a medical device. If marketed individually, each component would be subject to different regulatory pathways and reviewed by different centers within the FDA. A combination product, however, is assigned to a center that will have primary jurisdiction over its pre-market review and regulation based on a determination of its primary mode of action, which is the single mode of action that provides the most important therapeutic action. For many drug/delivery device combination treatments, FDA typically requires a single marketing application submitted to the center selected to have primary jurisdiction, although the agency has the discretion to require separate applications to more than one center. If multiple applications are submitted, each may be evaluated by a different center. In the case of our products, the primary mode of action is attributable to NO, the drug component of the product. This means that the FDA's Center for Drug Evaluation and Research has primary jurisdiction over the pre-market development and review of these potential products.

Among other things, we will have to demonstrate compliance with both current Good Manufacturing Practices (cGMP), to ensure that the drug possesses adequate strength, quality, identity and purity and applicable Quality System Regulation (QSR), to ensure that the device is in compliance with applicable performance standards. Although cGMP and QSR overlap in many respects, each is tailored to the particular characteristics of the types of products to which they apply, such that compliance with both cGMP and QSR may present unique problems and manufacturing challenges.

Approval of Drug Products. The process required by the FDA before drug product candidates may be marketed in the United States generally involves the following:

•	completion of extensive preclinical laboratory tests;

•
completion of preclinical animal studies, all performed in accordance with the FDA's Good Laboratory Practices (GLP) regulations and the United States Department of Agriculture's Animal Welfare Act and implementing regulations;

•	submission to the FDA of an investigational new drug application (IND), which must become effective before human clinical trials may begin in the United States;

•	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate for each proposed indication;

•	performance of additional studies, such as pharmacokinetics, to support the desired product label;

•	submission to the FDA of an NDA after completion of all necessary clinical trials;

•	a determination by the FDA that the NDA is sufficiently complete to be accepted for review;

•	satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities at which the product is produced and tested to assess compliance with current cGMP requirements; and

•	FDA review and approval of the NDA prior to any commercial marketing or sale of the drug in the United States.

The development and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our product will be granted on a timely basis, if at all.

The results of preclinical studies (which include laboratory evaluation as well as GLP studies to evaluate toxicity in animals), together with related manufacturing information and analytical data and a proposed clinical trial, are submitted as part of an IND to the FDA. The FDA must evaluate whether there is an adequate basis for testing the drug in the proposed clinical study. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the proposed clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks. In this case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. IND submissions may fail to result in FDA authorization to commence a clinical trial. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development. Further, an Institutional Review Board (IRB) must review and approve any clinical trial before it commences at a study site, and an IRB must monitor the study until it is completed. The FDA, an IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk. Clinical testing must satisfy extensive current cGCP requirements, which establish standards for conducting, recording data from, and reporting the results of, clinical trials. These requirements are intended to ensure that the data and reported results are credible and accurate, and that the rights, safety and well-being of study participants are protected. Requirements similar to those for a U.S. IND are also in place in the European Economic Area (EEA) and other jurisdictions in which we may conduct clinical trials.

Clinical Trials. For purposes of NDA submission and approval, clinical trials are typically conducted in the following sequential phases, which may overlap. Success in early-stage clinical trials does not ensure success in later-stage clinical trials. Additionally, data obtained from clinical activities are not always conclusive and may be subject to alternative interpretations that could delay, limit or prevent regulatory approval.

 Phase 1 Clinical Trials. Studies are initially conducted in a limited population to test the product candidate for safety, dose tolerance, absorption, distribution, metabolism and excretion, typically in healthy humans, but in some cases in patients with the targeted disease or condition.

Phase 2 Clinical Trials. Studies are generally conducted in a limited patient population to identify possible adverse effects and safety risks, explore the initial efficacy of the product for specific targeted indications and to determine dose range or pharmacodynamics. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

Phase 3 Clinical Trials. These are commonly referred to as pivotal studies. When Phase 2 evaluations demonstrate that a dose range of the product is effective and has an acceptable safety profile, Phase 3 clinical trials are undertaken in large patient populations to further evaluate dosage, provide substantial evidence of clinical efficacy and further test for safety in an expanded and diverse patient population, often at multiple, geographically dispersed clinical trial centers.

Because NO is the active ingredient in an already-approved drug, its safety under certain conditions of use has been previously established. We believe that nonclinical testing already conducted with NO may support the safety of our product, and permit us to advance quickly with our clinical studies in anticipation of a 505(b)(2) NDA.

New Drug Applications. The results of preclinical studies and clinical trials are submitted to the FDA as part of an NDA. NDAs also must contain extensive chemistry, manufacturing and control information. An NDA must be accompanied by a significant user fee, typically over a million dollars, which may be waived in certain limited circumstances. When an NDA is submitted, the FDA conducts a preliminary review to determine whether the application is sufficiently complete to be accepted for filing. If it is not, the FDA may refuse to file the application and request additional information, in which case the application must be resubmitted with the supplemental information, and review of the application is delayed. Once the submission has been accepted for filing, although the FFDCA states that the FDA must review and act on an NDA within 180 days, in practice, the process often takes longer. The FDA's goal is to review applications within 10 months of filing or, if the application relates to an unmet medical need in a serious or life-threatening indication, six months from filing. However, the review process is often significantly extended by the FDA requests for additional information or clarification. As part of the review process, the FDA may refer the application to an advisory committee composed of independent experts for review, evaluation and a recommendation as to whether the application should be approved. Although the FDA is not bound by the recommendation of an advisory committee, the agency usually has followed these recommendations.

The FDA may determine that a Risk Evaluation and Mitigation Strategy (REMS) is necessary for approval to ensure that the benefits of a new product outweigh its risks. A REMS may include various elements, ranging from a medication guide or patient package insert to limitations on who may prescribe or dispense the drug, depending on what the FDA considers necessary for the safe use of the drug. Under the Pediatric Research Equity Act, certain applications for approval must include an assessment, generally based on clinical study data, of the safety and effectiveness of the drug in relevant pediatric populations. The FDA may waive or defer the requirement for a pediatric assessment, either at our request or by the agency's initiative.

After completing its evaluation of the NDA and the manufacturing facilities, the FDA either approves the NDA or issues a complete response letter. A complete response letter communicates the FDA's decision not to approve the NDA and generally outlines the deficiencies in the submission. The FDA may require substantial additional testing or information to address the deficiencies and reconsider the application. Even if this additional information and data are submitted, the FDA may decide that the NDA still does not meet the standards for approval. If and when those deficiencies have been addressed to the FDA's satisfaction in a resubmission of the NDA, the FDA will issue a letter approving the NDA. The FDA's goal is to review these resubmissions in two or six months, depending on the type of information included.

An approval letter authorizes commercial marketing of the drug with specific prescribing information for a specific indication. The FDA may impose substantial post-approval commitments as a condition of NDA approval, including the completion within a specified time period of additional clinical studies (often referred to as Phase 4 or post-marketing clinical studies), additional preclinical testing or surveillance to monitor the drug's safety or efficacy. The FDA may approve the drug for more limited indications than requested or impose labeling or distribution restrictions that can materially affect the potential marketing and profitability of the drug. Once granted, a product approval may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing. Post-approval modifications to the drug product, such as changes in indications, labeling or manufacturing processes or facilities, may require a sponsor to conduct additional preclinical studies or clinical trials and submit a new or supplemental NDA requiring FDA approval.

A 505(b)(2) NDA typically is submitted for a product that is similar, but (unlike a generic equivalent) not identical, to an already approved product. A 505(b)(2) NDA relies to some degree on the FDA's previous finding of safety and effectiveness for the reference product, but usually also contains new, product-specific data that address safety or effectiveness issues raised by the differences between the proposed product and the reference product. A 505(b)(2) NDA rarely leads to a finding of therapeutic equivalence, and therefore usually cannot be dispensed as a substitute for a prescription for the reference product.

A 505(b)(2) NDA applicant is required to make one of the following certifications to the FDA with regard to each patent listed for the reference product in the Orange Book (an FDA resource listing approved drug products with therapeutic equivalence evaluations): (i) the required patent information has not been filed; (ii) the listed patent has expired; (iii) the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or (iv) the listed patent is invalid or will not be infringed by the new product. If the listed patent concerns a method of using the approved product, the 505(b)(2) NDA applicant has another option: the applicant may "carve out," or seek to delete from its product labeling, the patent-protected use and make a statement to that effect to the FDA. A certification that a reference product patent is invalid or will not be infringed by the proposed 505(b)(2) NDA product is commonly called a "Paragraph IV certification," after the section of the FFDCA that provides for it. If the 505(b)(2) NDA applicant does not challenge the listed patents (or with regard to a method of use patent, does not "carve out" the protected indication), the application cannot be approved until all the listed patents claiming the reference product have expired.

A 505(b)(2) NDA applicant making a Paragraph IV certification must send notice of the Paragraph IV certification to the sponsor of the reference product NDA and the patent holder within 20 days of the application having been accepted for filing by the FDA. The reference product sponsor or patent holder may then initiate a lawsuit claiming patent infringement by the 505(b)(2) NDA product. If a suit is filed within 45 days after receipt of the Paragraph IV notice, and the subject patent was listed in the Orange Book before the 505(b)(2) NDA was submitted, the FDA may not grant final approval of the NDA or 505(b)(2) NDA until the earlier of 30 months from receipt of notice of the Paragraph IV certification, a settlement of the lawsuit that states the patent is invalid or not infringed or a decision in the case that the patent is invalid or not infringed (including a substantial determination that there is no cause of action for patent infringement or invalidity).

The Hatch-Waxman Act also provides periods of regulatory exclusivity that affect the timing of submission and approval of 505(b)(2) NDAs. If the reference product is a new chemical entity (NCE) (which generally means the active moiety was not previously approved in another product), a 505(b)(2) NDA cannot be submitted until five years after the reference product's approval, unless the application contains a Paragraph IV certification, in which case the application may be submitted four years after the reference product's approval, but may not receive final approval until seven and a half years after the reference product's approval. If the reference product is not an NCE but approval of the product required submission of new clinical data (for example, to demonstrate the safety and effectiveness of a new indication, dosage form or route of administration), there is no restriction on when an NDA or 505(b)(2) NDA referencing the product may be submitted, but if the proposed product shares the characteristic(s) that necessitated the submission of clinical data by the reference product sponsor, the application cannot receive final approval until three years after the reference product's approval.

Orphan Drug Designation and Exclusivity. Under the Orphan Drug Act, the FDA may grant orphan drug designation to products that are intended to treat rare diseases or conditions (i.e., those affecting fewer than 200,000 patients in the United States). Although orphan drug designation does not convey any advantage in the regulatory review and approval process, it can provide certain tax benefits and access to grants. Additionally, FDA user fees, which can be substantial, are waived for products that obtain Orphan Drug designation. Further, if a product with orphan drug designation subsequently receives FDA approval for the designated disease or condition, the product is entitled to orphan product exclusivity, which (with certain limited exceptions) blocks for seven years FDA approval of another product with the same active ingredient for the same indication.

Approval or Clearance of Medical Devices. To varying degrees, each of the regulatory agencies having oversight over medical devices, including the FDA and comparable foreign regulators, has laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of medical devices. In the United States, medical device products are subject to regulation that is intended to calibrate regulatory requirements to the issues of safety and efficacy presented by specific devices. Medical devices are classified into one of three classes based on the level of control necessary to assure the safety and effectiveness of the device. The three classes and the requirements that apply to them are: (i) Class I General Controls, with exemptions and without exemptions, (ii) Class II General Controls and Special Controls, with exemptions and without exemptions and (iii) Class III General Controls and Premarket Marketing authorization. The class to which a device is assigned determines the process that applies for gaining marketing authorization. Most Class I devices are exempt from Premarket Notification 510(k); most Class II devices require Premarket Notification 510(k); and most Class III devices require Premarket Marketing Authorization.

A brief summary overview of the three classifications is set forth below.

Exempt Class I Medical Device: Prior to marketing an exempt Class I medical device, the manufacturer must register its establishment, list the generic category or classification name of the medical device being marketed and pay a registration fee.

510(k) Clearance Process: A Class II medical device requires FDA clearance in the United States pursuant to the 510(k) clearance process. The 510(k) clearance process is available to medical device developers that can demonstrate that their device is substantially equivalent to a legally marketed medical device. In this process, the developer would be required to submit data that supports the equivalence claim and wait for an order from the FDA finding substantial equivalence to another legally marketed medical device before distributing the device for commercial sale. Modifications to cleared medical devices can be made without using the 510(k) process if the changes do not significantly affect safety or effectiveness.

Pre-market Marketing Authorization: A more rigorous and time-consuming process applicable to Class III medical devices, known as pre-market marketing authorization (PMA) would require the developer to independently demonstrate that a medical device is safe and effective. This is done by submitting data regarding design, materials, bench and animal testing and human clinical data for the medical device. The FDA will authorize commercial release of a Class III medical device if it determines there is reasonable assurance that the medical device is safe and effective. This determination is based on benefit outweighing risk for the population intended to be treated with the device. This process is much more detailed, time-consuming and expensive than the 510(k) clearance process.

The basic design of our delivery system will be similar to those functions used in current predicate devices. However, our therapy requires the administration of a higher concentration of NO than is currently approved by the FDA. Therefore, the FDA could reject a Class II-510(k) and declare it non-substantially equivalent to a legally marketed device, and set it on the regulatory path of Class III-PMA.

Pediatric Exclusivity. The FFDCA provides for six months of additional exclusivity and patent protection if an NDA sponsor submits pediatric data that fairly respond to a written request from the FDA for these data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA's request, the additional protection is granted. If reports of requested pediatric studies are submitted to and accepted by the FDA within the statutory time limits, whatever statutory or regulatory periods of exclusivity or Orange Book listed patent protection cover the drug are extended by six months. This is not a patent term extension, but it effectively extends the regulatory period during which the FDA cannot approve an 505(b)(2) NDA application owing to regulatory exclusivity or listed patents.

Continuing Regulation of Approved or Cleared Drugs and Medical Devices. Products manufactured or distributed pursuant to FDA approval or clearance are subject to continuing regulation by the FDA, including requirements for ongoing recordkeeping, annual product quality review, annual reporting, post-market surveillance requirements, post-market study commitments, drug adverse experience reporting in a timely fashion, maintenance of pharmacovigilance program to proactively monitor for adverse events and medical device reporting regulations, which require that manufacturers comply with FDA requirements to report if their device may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction of the device or a similar device were to recur.

Good Manufacturing Practices and Quality System Regulation. Companies engaged in the manufacture of finished drug products, medical devices or their components are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements. Drugs and medical devices must comply with cGMP and QSR requirements. These requirements impose certain procedural and documentation requirements upon us and our third-party manufacturers related to the methods used in and the facilities and controls used for designing, manufacturing, packaging, labeling, storing, drugs and medical devices. Following these inspections, the FDA may assert noncompliance with cGMP or QSR requirements on a Form 483, which is a report of observations from an inspection, or by way of "untitled letters" or "warning letters" that could cause us or any third-party manufacturers to modify certain activities. A Form 483 notice, if issued at the conclusion of an FDA inspection, can list conditions the FDA investigators believe may have violated cGMP, QSR or other FDA requirements. We cannot be certain that we or our present or any future third-party manufacturers or suppliers will be able to comply with cGMP, QSR or other FDA regulatory requirements to the agency's satisfaction. Failure to comply with these obligations may lead to possible legal or regulatory enforcement action by the FDA, such as suspension of manufacturing, operating restrictions, seizure or recall of product, injunctive action, withdrawal of approval or clearance, import detention, refusal or delay in approving or clearing new products or supplemental applications, fines, civil penalties and criminal prosecution.

Advertising and Promotion. The FDA and other regulatory agencies closely regulate the post-approval marketing and promotion of drugs and medical devices, including standards and regulations for direct-to-consumer advertising, communications about unapproved uses, industry-sponsored scientific and educational activities and promotional activities involving the internet. Drugs and devices may be marketed only for the approved or cleared indications and in accordance with the provisions of the approved or cleared label.

Healthcare providers are permitted to prescribe approved drugs for "off-label" uses—that is, uses not approved by the FDA and therefore not described in the product's labeling. These off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, impose stringent restrictions on manufacturers' communications regarding off-label use. Thus, we may market our products, if approved by the FDA, only for their approved indications, but under certain conditions may engage in non-promotional, balanced communication regarding off-label uses. Failure to comply with applicable FDA requirements and restrictions in this area may subject us to adverse publicity and a variety of sanctions, which could harm our business and financial condition.

Anti-Kickback, False Claims Act and Other Laws. In addition to the FDA's ongoing post-approval regulation of drugs, devices and combination products discussed above, several other types of laws and regulations, subject to differing enforcement regimes, govern advertising and promotion. In recent years, promotional activities regarding FDA-regulated products have come under intense scrutiny and have been the subject of enforcement action brought by the Department of Justice and the Office of Inspector General of the Department of Health and Human Services, as well as state authorities and even private individuals.

A development affecting the healthcare industry is the increased use of the federal civil False Claims Act to impose liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. In addition, many states have enacted false claim laws similar to the federal False Claims Act. If certain conditions are met, the False Claims Act allows a private individual (typically a "whistleblower") to bring a civil action on behalf of the federal government and to share in any monetary recovery. Engaging in impermissible promotion of our products for off-label uses can subject us to false claims litigation under federal and state statutes, which can lead to civil money penalties, restitution, criminal fines and imprisonment and exclusion from participation in Medicare, Medicaid and other federal and state health care programs In recent years, the number of suits brought by private individuals against pharmaceutical and device companies for off-label promotion has increased dramatically.

The federal Anti-Kickback statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any healthcare item or service reimbursable under Medicare, Medicaid or other federally financed healthcare programs. This statute has been interpreted to apply to arrangements between pharmaceutical or device manufacturers, on the one hand, and prescribers, purchasers and formulary managers on the other. Violations are punishable by imprisonment, criminal fines, civil monetary penalties and exclusion from participation in federal healthcare programs. Any sales or marketing practices that involve remuneration intended to induce prescribing, purchases or recommendations may be subject to scrutiny under the Anti-Kickback statute. Many states have likewise adopted state anti-kickback statutes and enforcement has been significant.

A host of other laws and regulations govern the advertising and promotion of drugs and devices. The federal Sunshine Law, which is part of the Health Care Reform Law, each enacted in March 2010, imposes federal "sunshine" provisions, requiring annual reporting of various types of payments to physicians and teaching hospitals. Centers for Medicare & Medicaid Services (CMS) published the first set of data about these financial relationships on its website on September 30, 2014. Inaccurate or incomplete reports may be subject to enforcement. Like the federal Sunshine Law, several states have existing laws that require manufacturers to report transfers of value to select healthcare providers licensed within the state. Additionally, other laws such as the federal Lanham Act and similar state laws allow competitors and others to initiate litigation relating to advertising claims. Additionally, the U.S. Foreign Corrupt Practices Act and local laws of other countries potentially implicate the sale and marketing of drugs and devices internationally. This complex patchwork of laws can change rapidly with relatively short notice.

Environmental Laws. Elements of our potential products may be classified as hazardous materials, subject to regulation by the Department of Transportation, the International Air Transportation Association, the International Maritime Organization, the Environmental Protection Agency and the Occupational Safety and Health Administration, which may impose various requirements pertaining to the way we manufacture, transport, store, handle and dispose of our products.

European Regulation

In order for our products to be marketed and sold in the EEA, we must obtain the required regulatory approvals and comply with the extensive regulations regarding safety, manufacturing processes and quality requirements of the respective countries. These regulations, including the requirements for approvals to market, and the various regulatory frameworks may differ. In addition, there may be foreign regulatory barriers other than approval or clearance.

Medicinal Product Approval. In the EEA, we expect our products to be regulated as a combination drug-delivery device product falling within the scope of Directive 2001/83/EC, commonly known as the Community Code on medicinal products. Under this Directive, we are required to obtain a marketing authorization for our products before they are placed on the market. Medicinal products must be authorized in one of two ways, either through the decentralized procedure or mutual recognition procedure by the competent authorities of the EEA Member States, or through the centralized procedure by the European Commission following a positive opinion by the EMA. The authorization process is essentially the same irrespective of which route is used, and requires us to demonstrate the quality, safety and efficacy of the NO delivered to the patient by our product. We are also required to demonstrate that the drug delivery component of our products complies with the relevant Essential Requirements contained in Annex I to the Medical Devices Directive.

Innovative medicinal products are authorized in the EEA on the basis of a full marketing authorization application that must contain the results of pharmaceutical tests, pre-clinical tests and clinical trials conducted with the medicinal product for which marketing authorization is sought, and demonstrating the product's quality, safety and efficacy. Once approved, an innovative medicinal product is entitled to eight years of data exclusivity. During this period, no application for approval of a generic version of the innovative product relying on data contained in the marketing authorization dossier for the innovative product may be submitted. Innovative medicinal products are also entitled to 10 years of market exclusivity. During this 10-year period, no generic medicinal product can be placed on the EU market. The 10-year period of market exclusivity can be extended to a maximum of 11 years if, during the first eight years of those 10 years, the holder of the marketing authorization for the innovative product obtains an authorization for one or more new therapeutic indications that are held to bring a significant clinical benefit in comparison with existing therapies.

After expiration of the data exclusivity period, an application for marketing authorization for a generic version of an approved innovative medicinal product may be submitted. Such an application does not contain data demonstrating the proposed product's quality, safety and efficacy, but instead relies on the data in the dossier for the related innovative product, and a demonstration that the two products are the same and bioequivalent. If approved, the generic product may not be placed on the market until expiration of the 10-year marketing exclusivity period for the innovative medicinal product.

A marketing application for a product that, although similar to an approved medicinal product does not qualify as a generic, may also seek to rely to some degree on the data in the dossier for the approved product. As with a generic product, the application may not be submitted until expiration of the data exclusivity period, and the product, if approved, may not be placed on the market until expiration of the market exclusivity period. Such an application must also contain data specific to the proposed product, however. The extent to which such a "hybrid" application requires new data is determined on a case-by-case basis by the competent authorities, based on the differences between the innovative medicinal product and the medicinal product subject to the hybrid application for marketing authorization. The purpose of the pre-clinical tests and clinical trials is to generate additional data that complement the data relating to the innovative medicinal product and to demonstrate the quality, safety and efficacy of the medicinal product for which authorization is sought.

Because an NO formulation is already authorized in the EEA for treating pulmonary hypertension, we expect to be able to seek marketing authorization for our products under the "hybrid" approach described in the previous paragraph. We anticipate that the hybrid application for marketing authorization will require the successful completion of limited studies confirming the quality, safety and efficacy of the NO formulation delivered using our proprietary delivery technology.

Continuing Regulation. As in the United States, marketing authorization holders and manufacturers of medicinal products are subject to comprehensive regulatory oversight by the EMA and/or the competent authorities of the EEA Member States. This oversight applies both before and after grant of manufacturing and marketing authorizations. It includes control of compliance with EU GMP rules and pharmacovigilance rules.

In the EEA, the advertising and promotion of our products will also be subject to EEA Member States' laws concerning promotion of medicinal products, interactions with physicians, misleading and comparative advertising and unfair commercial practices, as well as other EEA Member State legislation that may apply to the advertising and promotion of medicinal products. These laws require that promotional materials and advertising in relation to medicinal products comply with the product's Summary of Product Characteristics (SmPC), as approved by the competent authorities. The SmPC is the document that provides information to physicians concerning the safe and effective use of the medicinal product. Promotion of a medicinal product that does not comply with the SmPC is considered to constitute off-label promotion, which is prohibited. The applicable laws at the EU level and in the individual EEA Member States also prohibit the direct-to-consumer advertising of prescription-only medicinal products. Violations of the rules governing the promotion of medicinal products in the EEA could be penalized by administrative measures, fines and imprisonment. These laws may further limit or restrict the advertising and promotion of our products to the general public and may also impose limitations on our promotional activities with health care professionals.

Interactions between pharmaceutical companies and physicians are also governed by strict laws, regulations, industry self-regulation codes of conduct and physicians' codes of professional conduct in the individual EEA Member States. The provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is prohibited. The provision of benefits or advantages to physicians is also governed by the national anti-bribery laws of the EEA Members states, including the UK Bribery Act 2010. Payments made to physicians in certain EEA Member States must be publicly disclosed. Moreover, agreements with physicians must often be the subject of prior notification and approval by the physician's employer, his/her competent professional organization and/or the competent authorities of the individual EEA Member States. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in the EEA Member States.

Pricing and Reimbursement. Each EEA Member State is free to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices and/or reimbursement levels of medicinal products for human use. An EEA Member State may approve a specific price or level of reimbursement for the medicinal product, or alternatively adopt a system of direct or indirect controls on the profitability of the company responsible for placing the medicinal product on the market, including volume-based arrangements and reference pricing mechanisms.

Health technology assessment (HTA) of medicinal products is becoming an increasingly common part of the pricing and reimbursement procedures in some EEA Member States, particularly the United Kingdom, France, Germany and Sweden. The HTA process in each EEA Member State is governed by the national laws of the country. HTA is the procedure according to which an assessment is conducted of the public health impact, therapeutic impact and the economic and societal impact of use of a given medicinal product in the national healthcare systems of the individual country. HTA generally focuses on the clinical efficacy and effectiveness, safety, cost and cost-effectiveness of individual medicinal products, as well as their potential implications for the healthcare system. Those elements of medicinal products are compared with other treatment options available on the market. The outcome of HTA regarding specific medicinal products will often influence the pricing and reimbursement status granted to these medicinal products by the competent authorities of individual EEA Member States. The extents to which pricing and reimbursement decisions are influenced by the HTA of the specific medicinal product vary between EEA Member States.

Data Privacy Regulation. The collection and use of personal health data in the EEA is governed by the provisions of the Data Protection Directive. This Directive imposes a number of requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, notification of data processing obligations to the competent national data protection authorities and the security and confidentiality of the personal data. The Data Protection Directive also imposes strict rules on the transfer of personal data out of the EEA to the United States. Failure to comply with the requirements of the Data Protection Directive and the related national data protection laws of the EEA Member States may result in fines.

Orphan Designation and Exclusivity. In the European Union, the Committee for Medicinal Products for Human Use grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in the European Union Community and for which no satisfactory method of diagnosis, prevention or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the medicinal product.

In the European Union, orphan drug designation entitles a party to financial incentives such as reduction of fees or fee waivers and 10 years of market exclusivity is granted following medicinal product approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.

Orphan drug designation must be requested before submitting an application for marketing approval. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

Exceptional Circumstances/Conditional Approval. Orphan drugs or drugs with unmet medical needs may be eligible for EU approval under exceptional circumstances or with conditional approval. Approval under exceptional circumstances is applicable to orphan products and is used when an applicant is unable to provide comprehensive data on the efficacy and safety under normal conditions of use because the indication for which the product is intended is encountered so rarely that the applicant cannot reasonably be expected to provide comprehensive evidence, when the present state of scientific knowledge does not allow comprehensive information to be provided, or when it is medically unethical to collect such information. Conditional marketing authorization is applicable to orphan medicinal products, medicinal products for seriously debilitating or life-threatening diseases or medicinal products to be used in emergency situations in response to recognized public threats. Conditional marketing authorization can be granted on the basis of less complete data than is normally required in order to meet unmet medical needs and in the interest of public health, provided the risk-benefit balance is positive, it is likely that the applicant will be able to provide the comprehensive clinical data, and unmet medical needs will be fulfilled. Conditional marketing authorization is subject to certain specific obligations to be reviewed annually.

Other Regulations

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Regulation in Israel

In order to conduct clinical testing on humans in the State of Israel, special authorization must first be obtained from the ethics committee and general manager of the institution in which the clinical studies are scheduled to be conducted, as required under the Guidelines for Clinical Trials in Human Subjects implemented pursuant to the Israeli Public Health Regulations (Clinical Trials in Human Subjects), as amended from time to time, and other applicable legislation. These regulations require authorization by the institutional ethics committee and general manager as well as from the Israeli Ministry of Health, except in certain circumstances, and in the case of genetic trials, special fertility trials and complex clinical trials, an additional authorization of the Ministry of Health's overseeing ethics committee. The institutional ethics committee must, among other things, evaluate the anticipated benefits that are likely to be derived from the project to determine if it justifies the risks and inconvenience to be inflicted on the human subjects, and the committee must ensure that adequate protection exists for the rights and safety of the participants as well as the accuracy of the information gathered in the course of the clinical testing. Since we perform a portion of the clinical studies on certain of our therapeutic candidates in Israel, we are required to obtain authorization from the ethics committee and general manager of each institution in which we intend to conduct our clinical trials, and in most cases, from the Israeli Ministry of Health.

Scientific Advisory Board

AIT Ltd. has a Scientific Advisory Board of eight clinical researchers in the field(s) of pediatrics, pulmonary and infectious diseases. We consult with the members of our Scientific Advisory Board on a regular basis. The members, in addition to director Jerome B. Zeldis, are as follows:

Prof. Asher Tal, M.D. Dr. Tal is a professor of pediatrics and he was the Head of the Department of Pediatrics at Soroka Medical Center until January 31, 2015, which is affiliated with the Faculty of Health Sciences of Ben-Gurion University of the Negev in Israel. Dr. Tal's research interests include childhood asthma, bronchiolitis and wheezing in infancy, sleep-disordered breathing, pediatric and adult obstructive sleep apnea syndrome and insomnia. He is the author or co-author of more than 100 publications, and is a member of the editorial board of the journal "Pediatric Pulmonology." Since 2008, Dr. Tal has been Chair of the Israeli Association of Pediatric Pulmonology.

Prof. Hugh O'Brodovich, M.D., FRCP(C). Dr. O'Brodovich has been chair of the Department of Pediatrics at Stanford University School of Medicine and the Adalyn Jay Physician in Chief at Lucile Packard Children's Hospital since 2008. In 2010 he was appointed as the inaugural Director of the Child Health Research Institute at Stanford. His laboratory has conducted research on how the lung's airspaces become fluid filled (mechanisms of pulmonary edema) and how airspace fluid is cleared under both physiologic (fetal lung liquid at birth) and pathophysiologic (pulmonary edema) conditions. His current research involves population-based studies to discover the genetic influences on the development of Bronchopulmonary Dysplasia and the long term outcomes of neonatal lung disease. Dr. O'Brodovich has been the Associate Editor of the American Review of Respiratory Disease, Editor of Pediatric Research, and a member of the editorial board of the American Journal of Physiology and President of the Fleischner Society. He has published 171 peer reviewed manuscripts and 21 book chapters and holds two patents.

John P. Clancy, M.D. Dr. Clancy has served in several leadership roles at the University of Alabama, Cincinnati Children's Hospital and within the international CF community. Some of his leadership roles include membership on several committees associated with the Cystic Fibrosis Foundation, design safety and monitoring board and membership for the Rare Lung Disease Consortium within the NIH Rare Disease Research Network (2005-2009, among other associations and committees. He has been the initial recipient of two endowed chairs, including the Raymond K. Lyrene Chair in Pediatric Pulmonary Medicine at the University of Alabama (2005), and the Tom Boat Chair in Cystic Fibrosis Clinical and Translational Research at Cincinnati Children's (2011).

Prof. Andrew R. Colin, M.D. Dr. Colin is a Professor of Pediatrics and the Director of the Division of Pediatric Pulmonology at the University of Miami Leonard M. Miller School of Medicine. He is certified by the American Board of Pediatrics in Pediatrics and Pediatric Pulmonology. He served as Associate-Chief of a Technion-affiliated Department of Pediatrics in Haifa, Israel. In 1990 he joined the Faculty of Boston's Children's Hospital. He served as Clinical Director of the Division of Respiratory Diseases and was Associate Professor at Harvard Medical School. He also was the Associate-Director of the Cystic Fibrosis Center, and Director of the Pulmonary Function Lab including development and directorship of the only Infant Pulmonary Function Lab in New England. Dr. Colin has participated in over 20 studies in his field (including ones sponsored by the NIH, Genentech, GlaxoSmithKline and the Cystic Fibrosis Foundation's Therapeutic Development Network). He has authored or co-authored over 80 peer-reviewed publications, as well as multiple reviews and book chapters.

  Prof. Hannah Blau, M.D. Dr. Blau is the Director of the Pulmonology Institute and the Kathy and Lee Graub Cystic Fibrosis Center at Schneider Children's Medical Center of Israel. Her fields of research include CF, asthma, lung cell biology and inflammation. In particular, recent work has focused on induced sputum in the very young for early markers of inflammation and infection; emerging infections in CF, spectrum of CF phenotypes, preschool pulmonary function testing. Dr. Blau is a founding member (now Secretary) of the Israeli Society for Cystic Fibrosis and was a founding member of the Israel Society for Pediatric Pulmonology. She is a member of the International Pediatric Pulmonary Network of the American Thoracic Society, has been on the Program Committee for the ATS conference through the Pediatric Assembly, and is a member of the Pediatric Infection and Immunology Committee of the European Respiratory Society Pediatric Assembly. The Graub CF Centre, which she heads, is part of the Clinical Trials Network (CTN) of the European CF Society (ECFS). Dr. Blau is a member of the Newborn Screening Working Group of the European Cystic Fibrosis Society as well as the author of the Standards of Practice for Sputum Induction as part of the ECFS. Dr. Blau is a reviewer for eight international medical journals and is an author or co-author of 85 peer-reviewed manuscripts.

Prof. Gidi Paret, M.D. Dr. Paret is the director of the department of pediatric intensive care at the Sheba Medical Center in Israel and of the laboratory of molecular biology of the Department of Critical Care. His research interests are in both clinical and bench research. His clinical research is focused on inflammatory response to critical care illness. His bench research is performed at the laboratory of molecular biology of the Department of Critical Care and focuses on the epigenetic consequences of hypoxia. Prof. Paret has authored more than 150 scientific peer review publications, review articles and book chapters. He is a member of the editorial board of "Pediatric Critical Care Medicine" as well as the "Journal of Pediatric Intensive Care" and "F1000." Prof Paret is director of the MD graduate program of Tel-Aviv University's Sackler School of Medicine. He served as head of the Israeli Society of Pediatric Critical Care, and is a member of the world federation of Pediatric Intensive Care and of the National Council of Health.

Dr. Richard Malley, M.D. Dr. Malley is a Senior Associate Physician in Medicine and a specialist in pediatric infectious diseases in Boston, Massachusetts, and is affiliated with Boston Children's Hospital. He is an Associate Professor of Pediatrics at Harvard Medical School. His research interests include Pneumococcal pathogenesis and immunity as well as vaccine development. He has authored more than 85 scientific articles. Dr. Malley is certified in Pediatrics, Pediatric Emergency Medicine and Pediatric Infectious Diseases by the American Board of Pediatrics. Dr. Malley received his M.D. from Tufts University School of Medicine and has been in practice for 24 years. He completed an internship, residency and fellowship at the Boston Children's Hospital.

Employees

We have 4 full time employees. In addition, we rely on outside contractors to assist us with our clinical trials. Our Chief Executive Officer is based in the United States, and all of our other employees and dedicated consultants are based in Israel and Canada. None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all of our employees. However, in Israel, we are subject to certain Israeli labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

All of our employment and consulting agreements include employees' and consultants' undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is limited by Israeli law.

Property and Facilities

Our headquarters is currently located in Rehovot, Israel. We may require additional space and facilities as our business expands.

Legal Proceedings

We are not currently subject to any material legal proceedings.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this report, including our financial statements and the related notes attached as exhibits, before making any decision to invest in shares of our common stock. If any of the events discussed in the risk factors below occurs, our business, operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Financial Position and Capital Requirements

We have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. We are a clinical-stage company with no approved products, and have generated no revenue to date and may never generate revenue or achieve profitability.

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled "Risk Factors" immediately following this prospectus summary. These are not the only risks we face. These risks include, among others, that:

•
we are a development-stage biopharmaceutical company and have a limited operating history on which to assess our business, have incurred significant losses since our inception, including a net loss of $2.7 million for the nine months ended September 30, 2016, and an accumulated deficit of approximately $12.6 million, and anticipate that we will continue to incur significant losses for the foreseeable future;

•
we are unable to predict the extent of future losses or when we will become profitable based on the sale of any product, if at all. Even if we succeed in developing and commercializing our product candidates, we may never generate revenue to sustain profitability;

•	we have no source of revenue, we expect that we will need to raise additional funding before we can expect to become profitable from sales of our products;

•
we are heavily dependent upon the success of our product candidates, which are in the early stages of clinical development, and we cannot provide any assurance that the FDA or other regulatory agencies will allow us to conduct further clinical trials;

•	we are in the process of developing our NOxSysBSTM proprietary delivery system, and unexpected delays will adversely impact the timing of our U.S.-based clinical trials;
•	we might be unable to develop product candidates that will achieve commercial success in a timely and cost-effective manner, or ever;
•	our competitors may develop or commercialize products faster or more successfully than us;

•
because some of our the target patient populations of our product candidates are small, we must be able to successfully identify patients and achieve a significant market share to maintain profitability and growth;

•	our reliance on third parties to help conduct our pre-clinical studies and clinical trials;

•	we do not have any products approved for sale by the FDA or any other regulatory agencies, and we cannot provide any assurance that any of our product candidates will receive regulatory approval;

•
if we are unable to obtain and maintain effective intellectual property rights for our technologies, product candidates or any future product candidates, we may not be able to compete effectively in our markets; and

•	our future success depends in part upon our ability to retain our executive and scientific teams, and to attract, retain and motivate other qualified personnel.

Risks Related to the Discovery and Development of Our Product Candidates

We are heavily dependent on the success of our product candidates, which are in the early stages of clinical development. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

To date, we have invested substantially all of our efforts and financial resources to design and develop our product candidates, including conducting clinical studies and providing general and administrative support for these operations. Our future success is dependent on our ability to successfully develop, obtain regulatory approval for, and then successfully commercialize one or more product candidates. We currently generate no revenue from sales of any product, and we may never be able to develop or commercialize a marketable product.

Each of our product candidates is in the early stages of development and will require additional clinical development (and in some cases additional preclinical development), management of nonclinical, clinical and manufacturing activities, regulatory approval, obtaining adequate manufacturing supply, building of a commercial organization and significant marketing efforts before we generate any revenue from product sales.  To date, we have conducted a Phase 2 clinical trial involving 43 patients with Bronchiolitis (RSV) and a Phase 2 clinical trial involving nine patients with CF and a compassion treatment for 2 NTM patients The results of these three trials demonstrated improvements in various endpoints and clinical outcomes.  The trials were small, however, and it is likely that the FDA will view them as not statistically significant because of their size and scope.  We must conduct larger clinical trials with statistically significant favorable results or we will not be able to obtain regulatory approval to market our product candidates. It may be years before a pivotal study is initiated, if at all. Any clinical trials in the United States will require IND approval by the FDA, and we cannot assure that we will obtain such approval in a timely manner, or at all. In addition, we cannot be sure that we will be successful in completing the development of our NOxSysBS TM proprietary delivery system to the satisfaction of the FDA, which could lead to material delays in our ability to commence U.S.-based clinical trials, if at all. We are not permitted to market or promote any of our product candidates before we receive regulatory approval from the FDA or comparable foreign regulatory authorities, and we may never receive such regulatory approval for any of our product candidates.

We as a company have never submitted marketing applications to the FDA or comparable foreign regulatory authorities. We cannot be certain that any of our product candidates will be successful in clinical studies or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical studies. If we do not receive regulatory approvals for our product candidates, we may not be able to continue our operations.

We generally plan to seek regulatory approval to commercialize our product candidates in the United States, the EU and in additional foreign countries. To obtain regulatory approvals we must comply with the numerous and varying regulatory requirements of such countries regarding safety, efficacy, chemistry, manufacturing and controls, clinical studies, commercial sales, pricing and distribution of our product candidates. Even if we are successful in obtaining approval in one jurisdiction, we cannot ensure that we will obtain approval in any other jurisdictions. If we are unable to obtain approval for our product candidates in multiple jurisdictions, our revenue and results of operations would be negatively affected.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable, typically takes many years following the commencement of clinical studies and depends upon numerous factors. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate's clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. We have not obtained regulatory approval for any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Applications for our product candidates could fail to receive regulatory approval for many reasons, including but not limited to the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical studies;

•	we may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate's safety-benefit ratio for its proposed indication is acceptable;
•	the FDA may determine that the population studied in the clinical program was not sufficiently broad or representative to assure safety in the full population for which we seek approval;
•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical studies;
•	the data collected from clinical studies of our product candidates may not be sufficient to support the submission of a NDA in the United States or elsewhere;
•
the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval; and
•	competitors may obtain orphan drug exclusivity for CF before we do, thus potentially delaying our entry into certain markets for a number of years.

This lengthy approval process, as well as the unpredictability of the results of clinical studies, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations and prospects.

Clinical drug and medical device development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies may not be predictive of future study results.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical study process. The results of preclinical studies and early clinical studies of our product candidates may not be predictive of the results of later-stage clinical studies. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent advanced clinical studies. There is a high failure rate for drugs and medical devices proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed satisfactorily through preclinical studies and initial clinical studies. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses. We do not know whether any Phase 2, Phase 3 or other clinical studies we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market our product candidates.

We are working on nontuberculosis mycobacterium (NTM) Abscessus, which is very rare.

Our second indication is NTM in children with CF.  NTM in children with CF is a very rare disease and only a small number of children suffer from this disease.  As a result of these small numbers, we may not be able to complete the study related to NTM in children with CF and/or it may never be profitable to give this treatment.  In addition, there are many strain of NTM but our study is only on one of them, Abscessus.  Therefore, we may face a situation that this strain will disappear or there will no candidates with this strain, so the FDA may not grant us approval to treat other NTM strain without further validation and trials, or possibly ever, and/or the FDA may not allow us to work on NTM in patients that are not children or/and with CF.

Our delivery system may be classified as a Class III medical device by the FDA and require premarket approval (PMA) by the FDA, which is a rigorous, time-consuming and expensive process.

While we believe that our device approval we will be based on a 510(k) filing, the FDA may ultimately classify our delivery system as a Class III medical device, and require it to undergo the FDA's PMA clearance process. We will attempt to submit our delivery system under the FDA's streamlined 510(k) clearance process, but may not be able to do so. The PMA process is an extremely rigorous, expensive and time-consuming process that requires the developer to independently demonstrate that a medical device is safe and effective. This is done by submitting data regarding design, materials, bench and animal testing and human clinical data for the medical device. The FDA will authorize commercial release of a Class III medical device if it determines there is reasonable assurance that the medical device is safe and effective. This determination is based on benefit outweighing risk for the population intended to be treated with the device.

We may find it difficult to enroll patients in our clinical studies. Difficulty in enrolling patients could delay or prevent clinical studies of our product candidates.

Identifying and qualifying patients to participate in clinical studies of our product candidates is critical to our success. The timing of our clinical studies depends in part on the speed at which we can recruit patients to participate in testing our product candidates, and we may experience delays in our clinical studies if we encounter difficulties in enrollment.

Some of the conditions for which we plan to evaluate our current product candidates are for rare diseases. For example, we estimate that 30,000 patients suffer from CF in the United States. Accordingly, there is a limited patient pool from which to draw for clinical studies. Further, the eligibility criteria of our clinical studies will further limit the pool of available study participants as we will require that patients have specific characteristics that we can measure or to assure their disease is either severe enough or not too advanced to include them in a study.

Additionally, the process of finding patients may prove costly. We also may not be able to identify, recruit and enroll a sufficient number of patients to complete our clinical studies because of the perceived risks and benefits of the product candidate under study, particularly the toxicity of NO in certain doses, the availability and efficacy of competing therapies and clinical studies, the proximity and availability of clinical study sites for prospective patients and the patient referral practices of physicians. If patients are unwilling to participate in our studies for any reason, the timeline for recruiting patients, conducting studies and obtaining regulatory approval of potential products will be delayed.

If we experience delays in the completion or termination of any clinical study of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenue from any of these product candidates could be delayed or prevented. In addition, any delays in completing our clinical studies will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical studies may also ultimately lead to the denial of regulatory approval of our product candidates.

We may encounter substantial delays in our clinical studies, or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct extensive clinical studies to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive, time consuming and uncertain as to outcome. We cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical studies can occur at any stage of testing, and our future clinical studies may not be successful. Events that may prevent successful or timely completion of clinical development include but are not limited to:

•	inability to generate sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation of human clinical studies;
•	delays in reaching a consensus with regulatory agencies on study design;
•
delays in reaching agreement on acceptable terms with prospective contract research organizations (CROs) and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;

•	delays in obtaining required Institutional Review Board (IRB) approval at each clinical study site;
•
imposition of a clinical hold by regulatory agencies, after review of an investigational new drug (IND) application, or equivalent application, or an inspection of our clinical study operations or study sites;

•	delays in recruiting suitable patients to participate in our clinical studies;
•	difficulty collaborating with patient groups and investigators;
•	failure by our CROs, other third parties or us to adhere to clinical study requirements;
•	failure to perform in accordance with the FDA's good clinical practices requirements, or applicable regulatory guidelines in other countries;
•	delays in having patients complete participation in a study or return for post-treatment follow-up;
•	patients dropping out of a study;
•	occurrence of serious adverse events associated with the product candidate that are viewed to outweigh its potential benefits;
•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;
•	the cost of clinical studies of our product candidates being greater than we anticipate;

•
clinical studies of our product candidates producing negative or inconclusive results, which may result in us deciding, or regulators requiring us, to conduct additional clinical studies or abandon product development programs; and

•
delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of our product candidates for use in clinical studies or the inability to do any of the foregoing.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenue. In addition, we may need to conduct additional studies to bridge our repurposed product candidates to generic products in the market. We may also be required to conduct additional safety, efficacy and comparability studies before we will be allowed to start clinical studies with our repurposed drugs. Clinical study delays could also shorten any periods during which our products have patent protection and may allow our competitors to bring products to market before we do, which could impair our ability to obtain orphan exclusivity and successfully commercialize our product candidates and may harm our business and results of operations.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical studies and could result in a more restrictive marketing label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. There is currently limited data regarding possible side effects for an antimicrobial dosage of NO treatments, such as our product candidates. Potential side effects of NO treatments may include high methamoglobin, nitrogen dioxide (NO2), toxicity, nose bleeding and low blood pressure. Results of our studies may identify unacceptable severity and prevalence of these or other side effects. In such an event, our studies could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny or withdraw approval of our product candidates for any or all targeted indications.

Drug-related side effects could affect patient recruitment, the ability of enrolled patients to complete the study or result in potential product liability claims.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including but not limited to:

•	regulatory authorities may withdraw approvals of such product;
•	regulatory authorities may require additional warnings on the label;
•
we may be required to create a Risk Evaluation and Mitigation Strategy (REMS) plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers and/or other elements to assure safe use;

•	we could be sued and held liable for harm caused to patients; and
•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations and prospects.

Even if we obtain regulatory approval for a product candidate, our products will remain subject to regulatory scrutiny.

If our product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies and submission of safety, efficacy and other post-market information, including both federal and state requirements in the United States. In addition, manufacturers and manufacturers' facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices (cGMP) regulations and Quality System Regulation (QSR). As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP, QSR and adherence to commitments made in any NDA. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. We will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product's approved label. As such, we may not promote our products for indications or uses for which they do not have FDA approval. The holder of an approved NDA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. We could also be asked to conduct post-marketing clinical studies to verify the safety and efficacy of our products in general or in specific patient subsets. If original marketing approval were obtained via the accelerated approval pathway, we could be required to conduct a successful post-marketing clinical study to confirm clinical benefit for our products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval. Furthermore, any new legislation addressing drug safety issues could result in delays in product development or commercialization or increased costs to assure compliance. Foreign regulatory authorities impose similar requirements.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

•	issue warning letters;
•	impose civil or criminal penalties;
•	suspend or withdraw regulatory approval;
•	suspend any of our ongoing clinical studies;
•	refuse to approve pending applications or supplements to approved applications submitted by us;
•	impose restrictions on our operations, including closing our contract manufacturers' facilities; or
•	seize or detain products, or require a product recall.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected.

Risks Related to our Reliance on Third Parties

We rely on third parties to conduct our preclinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

We have relied upon and plan to continue to rely upon third-party CROs to monitor and manage data for our ongoing preclinical and clinical programs. We rely on these parties for execution of our preclinical and clinical studies, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs and other vendors are required to comply with current Good Manufacturing Practice (cGMP), Good Clinical Practice (GCP), QSR and Good Laboratory Practices (GLP), which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area (EEA), and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of study sponsors, principal investigators, study sites and other contractors. If we or any of our CROs or vendors fail to comply with applicable regulations, the clinical data generated in our clinical studies may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional clinical studies before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical studies comply with GCP regulations. In addition, our clinical studies must be conducted with products which are produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical studies, which would delay the regulatory approval process.

If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. In addition, our CROs are not our employees, and except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our on-going clinical, nonclinical and preclinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical studies may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. CROs may also generate higher costs than anticipated. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.

Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays may occur, which could materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

We will rely on third parties to manufacture our NO formulation and delivery system. Our business could be harmed if those third parties fail to provide us with sufficient quantities of our needed supplies, or fail to do so at acceptable quality levels or prices.

We do not currently have the infrastructure or capability internally to manufacture the components of our NO formulation and delivery system, and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. We plan to rely on third parties for such supplies. There are a limited number of manufacturers who have the ability to produce our delivery system and our NO formulation, and there may be a need to identify alternate manufacturers to prevent a possible disruption of our clinical studies. Any significant delay or discontinuity in the supply of these components could considerably delay completion of our clinical studies, product testing and potential regulatory approval of our product candidates, which could harm our business and results of operations.

We and our collaborators and contract manufacturers are subject to significant regulation with respect to manufacturing our product candidates. The manufacturing facilities on which we rely may not continue to meet regulatory requirements and have limited capacity.

All entities involved in the preparation of therapeutics for clinical studies or commercial sale, including our existing contract manufacturers for our product candidates, are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical studies must be manufactured in accordance with cGMP. In addition, manufacturers of medical devices are subject to QSR. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates that may not be detectable in final product testing. We, our collaborators or our contract manufacturers must supply all necessary documentation in support of an NDA, or Marketing Authorization Application (MAA) on a timely basis and must adhere to GLP, cGMP and QSR regulations enforced by the FDA and other regulatory agencies through their facilities inspection program. Some of our contract manufacturers have never produced a commercially approved pharmaceutical product and therefore have not obtained the requisite regulatory authority approvals to do so. The facilities and quality systems of some or all of our collaborators and third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or our other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the regulatory requirements. If these facilities do not pass a pre-approval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever.

The regulatory authorities also may, at any time following approval of a product for sale, audit the manufacturing facilities of our collaborators and third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for us or a third party to implement, and that may include the temporary or permanent suspension of a clinical study or commercial sales, or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business.

If we, our collaborators, or any of our third-party manufacturers fail to maintain regulatory compliance, the FDA or other applicable regulatory authority can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product, withdrawal of an approval or suspension of production. As a result, our business, financial condition and results of operations may be materially harmed.

Additionally, if supply from one approved manufacturer is interrupted, an alternative manufacturer would need to be qualified through an NDA or MAA amendment, or equivalent foreign regulatory filing, which could result in further delay. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause us to incur higher costs and could cause the delay or termination of clinical studies, regulatory submissions, required approvals or commercialization of our product candidates. Furthermore, if our suppliers fail to meet contractual requirements and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical studies may be delayed or we could lose potential revenue.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to develop and manufacture our product candidates, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor's discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

Risks Related to Commercialization of Our Product Candidates

If the market opportunities for our product candidates are smaller than we believe they are, our revenue may be adversely affected, and our business may suffer.

Our projections of both the number of people who have our target diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, surveys of clinics, patient foundations or market research and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. The effort to identify patients with diseases we seek to treat is in early stages, and we cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the potentially addressable patient population for each of our product candidates may be limited or may not be amenable to treatment with our product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and our business.

We intend to rely on third-party manufacturers to produce our product candidates, but we have not entered into binding agreements with any such manufacturers to support commercialization.

We have not yet secured manufacturing capabilities for commercial quantities of our product candidates. We intend to rely on third-party manufacturers for commercialization. We may be unable to negotiate binding agreements with the manufacturers to support our commercialization activities at commercially reasonable terms.

We face intense competition and rapid technological change and the possibility that our competitors may discover, develop or commercialize therapies that are similar, more advanced or more effective than ours, which may adversely affect our financial condition and our ability to successfully commercialize our product candidates.

The biotechnology and pharmaceutical industries are highly competitive. There are many pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to our products. We are aware of several companies currently developing and selling NO therapies for various indications such as pulmonary hypertension. For example Ikaria, Inc. commercializes INOMAX® (nitric oxide) for inhalation, which is approved for use to treat newborns suffering from HRF-PPHN, in the United States, Canada, Australia, Mexico and Japan. The Linde Group has marketing rights to INOMAX® in Europe. Air Liquide sells a similar product in Europe, called VasoKINOX™, together with their delivery platform called OptiKINOX™, for the treatment of pulmonary hypertension that occurs during or after heart surgery. In Europe, Bedfont Scientific Ltd. has a delivery system called NOxBOX® and Air Products PLC has a gas product called NOXAP®, each used in delivering inhaled NO formulations. Bellepheron Therapeutics is developing NO-based products for persistent arterial hypertension and pulmonary hypertension associated with chronic obstructive pulmonary disease. Geno LLC is developing NO-based products for the treatment of a variety of pulmonary and cardiac diseases such as acute vasoreactivity testing, pulmonary arterial hypertension and pulmonary hypertension associated with idiopathic pulmonary fibrosis. In addition, other companies may be developing generic NO formulation delivery systems for various dosages. Ceretec, Inc., a company affiliated with 12th Man Technologies Inc., recently obtained clearance from the FDA to market an NO gas product for use in membrane diffusing capacity testing in pulmonary function laboratories in the United States. Novoteris, LLC recently received orphan drug designation from the FDA and EMA for the use of inhaled NO-based treatments in treating CF. If the FDA approves Novoteris' product candidate, then Novoteris may be eligible for orphan drug exclusivity. In January 2015, Ikaria entered into an agreement with Novoteris to collaborate on the development of an outpatient program for treating bacterial infections associated with cystic fibrosis. Recently, we have become aware that Ikaria and Novoteris are planning a Phase 2 clinical trial using a 160 ppm NO formulation to treat patients with CF.

In addition to NO treatments currently available or under development, we also face competition from non-NO-based drugs and therapies. For example, the successful development of immunizations for bronchiolitis may render useless any product we develop for that indication. Also, antibiotic treatments for infections associated with CF, and inhaled short-acting beta-2 agonist and oral corticosteroids for the treatment of asthma may be preferred over any product that we develop. Even if we successfully develop our product candidates, and obtain approval for them, other treatments may be preferred and we may not be successful in commercializing our product candidates.

Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval more rapidly than we are able to and may be more effective in selling and marketing their products as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that we may develop, or achieve earlier patent protection, regulatory approval, product commercialization and market penetration than we do. Additionally, technologies developed by our competitors may render our potential product candidates uneconomical or obsolete, and we may not be successful in marketing our product candidates against competitors.

We currently have no marketing and sales organization. If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenue.

Although our employees may have sold other similar products in the past while employed at other companies, we as a company have no experience selling and marketing our product candidates and we currently have no marketing or sales organization. To successfully commercialize any products that may result from our development programs, we will need to develop these capabilities, either on our own or with others. If our product candidates receive regulatory approval, we intend to establish a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our product candidates in major markets, which will be expensive, difficult and time consuming. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of our products.

Further, given our lack of prior experience in marketing and selling biopharmaceutical products, our initial estimate of the size of the required sales force may be materially more or less than the size of the sales force actually required to effectively commercialize our product candidates. As such, we may be required to hire substantially more sales representatives to adequately support the commercialization of our product candidates or we may incur excess costs as a result of hiring more sales representatives than necessary. With respect to certain geographical markets, we may enter into collaborations with other entities to utilize their local marketing and distribution capabilities, but we may be unable to enter into such agreements on favorable terms, if at all. If our future collaborators do not commit sufficient resources to commercialize our future products, if any, and we are unable to develop the necessary marketing capabilities on our own, we will be unable to generate sufficient product revenue to sustain our business. We may be competing with companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

The commercial success of any current or future product candidate will depend upon the degree of market acceptance by physicians, patients, third-party payors and others in the medical community.

Even with the requisite approvals from the FDA and comparable foreign regulatory authorities, the commercial success of our product candidates will depend in part on the medical community, patients and third-party payors accepting our product candidates as medically useful, cost-effective and safe. Any product that we bring to the market may not gain market acceptance by physicians, patients, third-party payors and others in the medical community. The degree of market acceptance of any of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the safety and efficacy of the product as demonstrated in clinical studies and potential advantages over competing treatments;
•	the prevalence and severity of any side effects, including any limitations or warnings contained in a product's approved labeling;
•	the clinical indications for which approval is granted;
•	relative convenience and ease of administration;
•	the cost of treatment, particularly in relation to competing treatments;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
•	the strength of marketing and distribution support and timing of market introduction of competitive products;
•	publicity concerning our products or competing products and treatments; and
•	sufficient third-party insurance coverage and reimbursement.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical studies, market acceptance of the product will not be fully known until after it is launched. Our efforts to educate the medical community and third-party payors on the benefits of the product candidates may require significant resources and may never be successful. If our product candidates are approved but fail to achieve an adequate level of acceptance by physicians, patients, third-party payors and others in the medical community, we will not be able to generate sufficient revenue to become or remain profitable.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

The pricing, coverage and reimbursement of our product candidates, if approved, must be adequate to support our commercial infrastructure. Our per-patient prices must be sufficient to recover our development and manufacturing costs and potentially achieve profitability. Accordingly, the availability and adequacy of coverage and reimbursement by governmental and private payors are essential for most patients to be able to afford expensive treatments such as ours, assuming approval. Sales of our product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid for by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government authorities, private health insurers and other third-party payors. If coverage and reimbursement are not available, or are available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a return on our investment.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, the principal decisions about coverage and reimbursement for new drugs are typically made by the Centers for Medicare & Medicaid Services (CMS), an agency within the U.S. Department of Health and Human Services, as CMS decides whether and to what extent a new drug will be covered and reimbursed under Medicare. Private payors tend to follow the coverage reimbursement policies established by CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for products such as ours.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of our product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for medicinal products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our product candidates. We expect to experience pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (the Health Care Reform Law), was passed, which substantially changes the way health care is financed by both governmental and private insurers, and significantly impacts the U.S. pharmaceutical industry. The Health Care Reform Law, among other things, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, establishes annual fees and taxes on manufacturers of certain branded prescription drugs and promotes a new Medicare Part D coverage gap discount program.

In addition, other legislative changes have been proposed and adopted in the United States since the Health Care Reform Law was enacted. On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation's automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 which, among other things, delayed for another two months the budget cuts mandated by these sequestration provisions of the Budget Control Act of 2011. On March 1, 2013, the President signed an executive order implementing sequestration, and on April 1, 2013, the 2% Medicare payment reductions went into effect. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain effective patent rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies and product candidates. Our success depends in large part on our and our licensors' ability to obtain and maintain intellectual property protection in the United States and in other countries with respect to our proprietary technology and products.

We have sought to protect our proprietary position by filing patent applications in the United States and abroad related to our novel technologies and products that are important to our business. This process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain and involves complex legal and factual questions for which legal principles remain unsolved. The patent applications that we own or in-license may fail to result in issued patents with claims that cover our product candidates in the United States or in other foreign countries. There is no assurance that all potentially relevant prior art relating to our patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our product candidates, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property, provide exclusivity for our product candidates or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

We have filed several patent applications directed to various aspects of our product candidates. We cannot offer any assurances about which, if any, patents will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any product candidates that we may develop. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced. In addition, some or all of our patent applications may not result in issued patents.

If we cannot obtain and maintain effective patent rights for our product candidates, we may not be able to compete effectively and our business and results of operations would be harmed.

We have a non-exclusive license to certain patents owned by CareFusion that relate to methods and devices for delivering 80-400 PPM NO formulations to patients. CareFusion may grant additional non-exclusive licenses to third parties.

Absent any agreement with CareFusion to the contrary, each of the joint owners may make, use, offer to sell, or sell the patented invention within the United States, or import the patented invention into the United States, without the consent of and without accounting to the other owner. While we are unaware of any other licenses issued by CareFusion to third parties granting rights in the patents CareFusion licensed to us, we cannot be sure other licenses have not already been granted, or will not be granted in the future, by CareFusion to third parties.

Any such licenses may enable third parties to develop and market products competitive with ours, provided that they do not infringe our other intellectual property rights.  The terms of our non-exclusive license with CareFusion leaves full control of any and all enforcement of the licensed patents with CareFusion. If CareFusion elects to not enforce any or all of the licensed patents it could significantly undercut the value of any of our product candidates, which would materially adversely affect our revenue, financial condition and results of operations.

Intellectual property rights of third parties could adversely affect our ability to commercialize our product candidates, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidate. Such litigation or licenses could be costly or not available on commercially reasonable terms.

Given the number of companies developing various types of NO devices, it is difficult to conclusively assess our freedom to operate without infringing on third party rights. There are numerous companies that have pending patent applications and issued patents in the field of therapeutic NO delivery. Our competitive position may suffer if patents issued to third parties or other third party intellectual property rights cover our products or elements thereof, or our manufacture or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or our product candidates unless we successfully pursue litigation to nullify or invalidate the third party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. There may be pending patent applications of which we are not aware, that if they result in issued patents, could be alleged to be infringed by our product candidates. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, be forced to abandon our product candidates or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all.

It is also possible that we have failed to identify relevant third party patents or applications. For example, U.S. applications filed before November 29, 2000 and certain U.S. applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our product candidate or platform technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our platform technologies, our product candidate or the use of our product candidate. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing our product candidate. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our product candidate that is held to be infringing. We might, if possible, also be forced to redesign our product candidate so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

Patent terms are limited and we may not be able to effectively protect our products and business.

Patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited.

In addition, upon issuance in the United States, the patent term may be extended based on certain delays caused by the applicant(s) or the U.S. Patent and Trademark Office (USPTO). Even if we obtain effective patent rights for our product candidates, we may not have sufficient patent terms or regulatory exclusivity to protect our products, and our business and results of operations would be adversely affected.

Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we or our licensor were the first to make the invention claimed in our owned and licensed patents or pending applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, in the United States prior to March 15, 2013, the first to invent the claimed invention is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. After March 15, 2013, under the Leahy-Smith America Invents Act (Leahy-Smith Act), enacted on September 16, 2011, the United States has moved to a first to file system. The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and may also affect patent litigation. The effects of these changes are currently unclear as the USPTO must still implement various regulations, the courts have yet to address these provisions and the applicability of the act and new regulations on specific patents discussed herein have not been determined and would need to be reviewed. In general, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

If we are unable to maintain effective proprietary rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce and any other elements of our product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors and contractors. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors.

All of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology enter into confidentiality agreements and we expect they will assign all rights in their inventions to us pursuant to the terms of such agreements; however, we cannot provide any assurances that all such agreements have been duly executed or that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of our trade secrets could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There have been many lawsuits and other proceedings involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including with respect to NO delivery systems and formulations, including patent infringement lawsuits, interferences, oppositions and reexamination proceedings before the USPTO and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. We do not know whether there are any third-party patents that would impair our ability to commercialize these product candidates. We also cannot be sure that we have identified each and every patent and pending patent application in the United States and abroad that is relevant or necessary to the commercialization of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block our ability to commercialize such product candidate unless we obtained a license under the applicable patents, or until such patents expire or are finally determined to be invalid or unenforceable.

Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtained a license or until such patent expires or is finally determined to be invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys' fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

We currently own and have in-licensed rights to intellectual property through licenses from third parties and under patents that we own, to develop our product candidates. Because our programs may require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license or use these proprietary rights. In addition, our product candidates may require specific formulations to work effectively and efficiently and the rights to these formulations may be held by others. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities.

For example, we sometimes collaborate with U.S. and foreign academic institutions to accelerate our preclinical research or development underwritten agreements with these institutions. Typically, these institutions provide us with an option to negotiate a license to any of the institution's rights in technology resulting from the collaboration. Regardless of such option, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us. If we are unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking our ability to pursue our program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain rights to required third-party intellectual property rights, we may have to abandon development of that program and our business and financial condition could suffer.

If we fail to comply with our obligations in the agreements under which we license intellectual property and other rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We are currently a party to intellectual property license agreements that are important to our business, and we expect to enter into additional license agreements in the future. Our existing license agreements impose, and we expect that future license agreements will impose, various diligence, milestone payment, royalty and other obligations on us. For example, our existing license agreement with CareFusion imposes several milestones we are obligated to achieve between 2017 and 2021 relating to the clinical trial plan for the license product, obtaining FDA approval and sale thereof. If we fail to comply with our obligations under the CareFusion agreement or other agreements, or we are subject to a bankruptcy, we may be required to make certain payments to the licensor, we may lose our license or the licensor may have the right to terminate the license, in which event we would not be able to develop or market products covered by the license.

Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues. Disputes may arise regarding intellectual property subject to a licensing agreement, including but not limited to:

•	the scope of rights granted under the license agreement and other interpretation-related issues;
•	the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
•	the sublicensing of patent and other rights;
•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our collaborators; and
•	the priority of invention of patented technology.

If disputes over intellectual property and other rights that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.

We may be involved in lawsuits or post-grant proceedings to protect or enforce our patents or the patents of our licensor, which could be expensive, time consuming and unsuccessful.

Competitors may infringe the patents of our licensor. If our licensing partner were to initiate legal proceedings against a third party to enforce a patent covering one of our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Pending patent applications may be subject to third-party preissuance submission of prior art to the USPTO, and any patents issuing thereon may become involved in derivation, reexamination, inter partes review, post grant review, interference proceedings or other patent office proceedings in the United States challenging our patent rights.

Proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensor. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development partnerships that would help us bring our product candidates to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ordinary shares.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We employ individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employee's former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in or right to compensation with respect to our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. To the extent that our employees have not effectively waived the right to compensation with respect to inventions that they helped create, they may be able to assert claims for compensation with respect to our future revenue may be successful. As a result, we may receive less revenue from future products if such claims are successful which in turn could impact our future profitability.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology industry involves both technological and legal complexity. Therefore, obtaining and enforcing biotechnology patents is costly, time consuming and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We generally enter into non-competition agreements with our employees and certain key consultants. These agreements prohibit our employees and certain key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company's confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

Risks Related to Our Business Operations

We manage our business through a small number of employees and key consultants. We depend on them even more than similarly-situated companies.

We have a total of four full-time employees and a number of dedicated consultants, of whom work for us on a part-time basis. In addition, any of our employees and consultants may leave our company at any time, subject to certain notice periods. The loss of the services of any of our executive officers or any key employees or consultants would adversely affect our ability to execute our business plan and harm our operating results.

We do not currently carry "key person" insurance on the lives of members of management.

We will need to expand our organization and we may experience difficulties in recruiting needed additional employees and consultants, which could disrupt our operations.

As our development and commercialization plans and strategies develop and because we are so leanly staffed, we will need additional managerial, operational, sales, marketing, financial, legal and other resources. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, we may be unable to attract and retain qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth.

If we fail to obtain or maintain orphan drug exclusivity for our products, our competitors may sell products to treat the same conditions and our revenue will be reduced.

In some cases, our business strategy focuses on the development of drugs that are eligible for FDA and EU orphan drug designation. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is intended to treat a rare disease or condition, defined as a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the European Union, the EMA's Committee for Orphan Medicinal Products (COMP), grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the European Union Community. Additionally, designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug.

In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a product receives the first FDA approval for the indication for which it has orphan designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity or where the manufacturer is unable to assure sufficient product quantity. In the European Union, orphan drug designation also entitles a party to financial incentives such as reduction of fees or fee waivers and 10 years of market exclusivity is granted following drug approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.

Because the extent and scope of patent protection for our products may in some cases be limited, orphan drug designation is especially important for our products for which orphan drug designation may be available. For eligible drugs, we plan to rely on the exclusivity period under the Orphan Drug Act to maintain a competitive position. If we do not obtain orphan drug exclusivity for our drug products that do not have broad patent protection, our competitors may then sell the same drug to treat the same condition sooner than if we had obtained orphan drug exclusivity and our revenue will be reduced.

Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is safer, more effective or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

Novoteris recently received orphan drug designation from the FDA and EMA for the use of an inhaled NO formulation in treating CF. This does not derogate from the orphan drug designation that we have received, as more than one sponsor may receive orphan drug designation of the same drug for the same rare disease or condition. Currently, neither Novoteris nor any other company has orphan drug exclusivity for an NO-based treatment of CF.  In the event that Novoteris's designated orphan product receives marketing approval from the FDA before we do, they may be entitled to orphan drug exclusivity and our ability to obtain product approval for treating CF or orphan drug exclusivity may be significantly impaired.

We may not be successful in our efforts to identify, license or discover additional product candidates.

Although a substantial amount of our effort will focus on the continued clinical testing, potential approval and commercialization of our existing product candidates, the success of our business also depends upon our ability to identify, license or discover additional product candidates. Our research programs or licensing efforts may fail to yield additional product candidates for clinical development for a number of reasons, including but not limited to the following:

•	our research or business development methodology or search criteria and process may be unsuccessful in identifying potential product candidates;
•	we may not be able or willing to assemble sufficient resources to acquire or discover additional product candidates;
•	our product candidates may not succeed in preclinical or clinical testing;
•	our potential product candidates may be shown to have harmful side effects or may have other characteristics that may make the products unmarketable or unlikely to receive marketing approval;
•	competitors may develop alternatives that render our product candidates obsolete or less attractive;
•	product candidates we develop may be covered by third parties' patents or other exclusive rights;
•	the market for a product candidate may change during our program so that such a product may become unreasonable to continue to develop;
•	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and
•	a product candidate may not be accepted as safe and effective by patients, the medical community or third-party payors.

If any of these events occur, we may be forced to abandon our development efforts for a program or programs, or we may not be able to identify, license or discover additional product candidates, which would have a material adverse effect on our business and could potentially cause us to cease operations. Research programs to identify new product candidates require substantial technical, financial and human resources. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as "say on pay" and pay parity. Recent legislation permits smaller "emerging growth companies" to implement many of these requirements over a longer period and up to five years from the pricing of this offering. We intend to take advantage of this new legislation but cannot guarantee that we will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we will be required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report, commencing in our annual report on Form 10-K for the year ending December 31, 2016, on the effectiveness of our internal controls over financial reporting, if then required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or if we identify or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

New laws and regulations as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act and rules adopted by the SEC, would likely result in increased costs to us as we respond to their requirements. Upon the completion of this offering, our securities will be quoted on the OTCQB. In the future, we may attempt to be listed on the NASDAQ Capital Market, and would be subject to additional rules and regulations of the NASDAQ Stock Market.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

•
the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•
federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other third-party payors that are false or fraudulent;

•
the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

•
HIPAA, as amended by the Health Information Technology and Clinical Health Act (HITECH), and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;

•
the federal physician sunshine requirements under the Health Care Reform Laws requires manufacturers of drugs, devices and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians, other healthcare providers and teaching hospitals and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations; and

•
state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, state laws that require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the Health Care Reform Law, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. Moreover, the Health Care Reform Law provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States or Israel.

Other than our headquarters and other operations which are located in Israel (as further described below), we currently have limited international operations, but our business strategy incorporates potentially significant international expansion, particularly in anticipation of approval of our product candidates. We plan to maintain sales representatives and conduct physician and patient association outreach activities, as well as clinical trials, outside of the United States and Israel. Doing business internationally involves a number of risks, including but not limited to:

•
multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

•	failure by us to obtain regulatory approvals for the use of our products in various countries;
•	additional potentially relevant third-party patent rights;

•	complexities and difficulties in obtaining protection and enforcing our intellectual property;
•	difficulties in staffing and managing foreign operations;
•	complexities associated with managing multiple payor reimbursement regimes, government payors or patient self-pay systems;
•	limits in our ability to penetrate international markets;
•
financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations;

•	natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions;
•	certain expenses including, among others, expenses for travel, translation and insurance; and
•
regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act (FCPA), its books and records provisions or its anti-bribery provisions.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

Our research and development activities and our third-party manufacturers' and suppliers' activities involve the controlled storage, use and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and our manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers' facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts, business operations and environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. We do not currently carry biological or hazardous waste insurance coverage.

The use of any of our product candidates could result in product liability or similar claims that could be expensive, damage our reputation and harm our business.

Our business exposes us to an inherent risk of potential product liability or similar claims. The medical device industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of any of our products were to cause or contribute to injury or death. There is also the possibility that defects in the design or manufacture of any of our products might necessitate a product recall. Although we plan to maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. In the future, we may be unable to maintain product liability insurance on acceptable terms or at reasonable costs and such insurance may not provide us with adequate coverage against potential liabilities. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our drug development programs. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and we may incur substantial costs to attempt to recover or reproduce the data. If any disruption or security breach resulted in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and/or the further development of our product candidates could be delayed.

Risks Related to the Merger and Ownership of our Common Stock

There is not now, and there may never be, an active, liquid and orderly trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.

There is not now, nor has there been since our inception, any trading activity in our common stock or a market for shares of our common stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time. Although our common stock is quoted on the "OTC Pink Current Information" tier of OTC Markets, an over- the counter quotation system, trading of our common stock is extremely limited and sporadic and at very low volumes. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange. We presently anticipate that our common stock will continue to be quoted on OTC Markets or another over-the- counter quotation system in the foreseeable future. In those venues, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price for which you purchased them, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

Our share price is volatile and may be influenced by numerous factors, some of which may be beyond our control.

The trading price of our common stock is likely to be highly volatile, and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this "Risk Factors" section and elsewhere in this report, these factors include:

•	The product candidates we seek to pursue, and our ability to obtain rights to develop, commercialize and market those product candidates;
•	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;
•	actual or anticipated adverse results or delays in our clinical trials;
•	our failure to commercialize our product candidates, if approved;
•	unanticipated serious safety concerns related to the use of any of our product candidates;
•	adverse regulatory decisions;
•	additions or departures of key scientific or management personnel;
•	changes in laws or regulations applicable to our product candidates, including without limitation clinical trial requirements for approvals;
•	disputes or other developments relating to patents and other proprietary rights and our ability to obtain patent protection for our product candidates;
•
our dependence on third parties, including CROs as well as our potential partners that provide us with companion diagnostic products; failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•	actual or anticipated variations in quarterly operating results;
•	failure to meet or exceed the estimates and projections of the investment community;
•
overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	conditions or trends in the biotechnology and biopharmaceutical industries;
•	introduction of new products offered by us or our competitors;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•	our ability to maintain an adequate rate of growth and manage such growth; issuances of debt or equity securities;
•	sales of our common stock by us or our stockholders in the future, or the perception that such sales could occur;
•	trading volume of our common stock; ineffectiveness of our internal control over financial reporting or disclosure controls and procedures;
•	general political and economic conditions;
•	effects of natural or man- made catastrophic events; and
•	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the stocks of small- cap biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in these "Risk Factors," could have a dramatic and material adverse impact on the market price of our common stock.

Our common stock may be a "penny stock."

Generally, a "penny stock" is an equity security that is not listed on a national securities exchange and has a market price of less than $5.00 per share, subject to specific exceptions. Our common stock presently has, and since our inception has had, no trading activity to support a market price, but historical sales of our common stock have all been at a price per share less than $5.00. As a result, our common stock may be considered to be a penny stock. Regulations imposed by the SEC and other regulatory authorities requiring, among other things, that broker- dealers effecting transactions in a penny stock make certain disclosures to and obtain a written suitability statement from potential purchasers, could restrict the ability of broker- dealers to sell our common stock if it were to be considered a penny stock, which could affect the ability of our stockholders to sell their shares of our stock. In addition, if our common stock continues to be quoted on the "OTC Pink Current Information" tier of OTC Markets, then our stockholders may find it difficult to obtain accurate quotations for our stock, and may find few buyers to purchase our stock and few market makers to support its price.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

In addition to rules applicable to "penny stock," the Financial Industry Regulatory Authority (FINRA) has adopted rules requiring that, in recommending an investment to a customer, a broker- dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low- priced securities to their non- institutional customers, broker- dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative low- priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker- dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

Any trading market for our common stock that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of our company, the trading price for our stock would be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We may have material liabilities that are not discovered until after the closing of the Merger.

As a result of the Merger, the former business plan and management of AITT, previously known as KokiCare, have been replaced with the business and management team of AIT Ltd.. Prior to the Merger, there were no relationships or other connections among the businesses or individuals associated with those two entities. As a result, AITT may have material liabilities that are not discovered until after the Merger is completed. The Combined Company could experience losses as a result of any such undisclosed liabilities that are discovered following the Merger, which could materially harm our business and financial condition. Although the Merger Agreement contains customary representations and warranties from AITT concerning its assets, liabilities, financial condition and affairs, there may be limited or no recourse against AITT's pre-Merger stockholders or principals in the event those representations prove to be untrue. As a result, the stockholders of the Combined Company following the closing of the Merger will bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

We may be exposed to additional risks as a result of "going public" by means of a reverse merger transaction.

We may be exposed to additional risks because the business of AIT Ltd has become a public company through a "reverse merger" transaction. There has been increased focus by government agencies on transactions such as the Merger in recent years, and we may be subject to increased scrutiny by the SEC and other government agencies and holders of our securities as a result of the completion of that transaction. Further, since we existed as a "shell company" under applicable rules of the SEC prior to the closing of the Merger on January 13, 2017, we are subject to certain restrictions and limitations for certain specified periods of time relating to potential future issuances of our securities and compliance with applicable SEC rules and regulations. Additionally, our "going public" by means of a reverse merger transaction may make it more difficult for us to obtain coverage from securities analysts of major brokerage firms following the Merger because there may be little incentive to those brokerage firms to recommend the purchase of our common stock. The occurrence of any such event could cause our business or stock price to suffer.

We will incur increased costs associated with, and our management will need to devote substantial time and effort to, compliance with public company reporting and other requirements.

As a public company, and particularly if and after we cease to be an "emerging growth company" or a "smaller reporting company," we will incur significant legal, accounting and other expenses that AIT Ltd did not incur as a private company. In addition, the rules and regulations of the SEC and national securities exchanges impose numerous requirements on public companies, including requirements relating to our corporate governance practices, with which we will now need to comply. Further, upon becoming subject to the Exchange Act, we will be required to, among other things, file annual, quarterly and current reports with respect to our business and operating results. Our management and other personnel will need to devote substantial time to gaining expertise regarding operations as a public company and compliance with applicable laws and regulations, and our efforts and initiatives to comply with those requirements could be expensive.

AIT Ltd was not subject to requirements to establish, and did not establish, internal control over financial reporting and disclosure controls and procedures prior to the Merger. Our management team and Board of Directors will need to devote significant efforts to maintaining adequate and effective disclosure controls and procedures and internal control over financial reporting in order to comply with applicable regulations, which may include hiring additional legal, financial reporting and other finance staff. Additionally, any of our efforts to improve our internal controls and design, implement and maintain an adequate system of disclosure controls may not be successful and will require that we expend significant cash and other resources.

We have elected under the JOBS Act to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

Under the Jumpstart Our Business Startups Act of 2012 (JOBS Act), an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with the effective dates of those accounting standards.

Until we register a class of our securities under Section 12 or become subject to Section 15(d) of the Exchange Act, we will be a "voluntary filer."

We are not currently required under Section 13 or 15(d) of the Exchange Act to file periodic reports with the SEC. We have in the past voluntarily elected to file some or all of these reports to ensure that sufficient information about us and our operations is publicly available to our stockholders and potential investors. Because we are a voluntary filer, we are considered a non- reporting issuer under the Exchange Act. Until we become subject to the reporting rules under the Exchange Act, we are not required to file annual, quarterly or current reports and could cease doing so at any time. Additionally, until we register a class of our securities under Section 12 of the Exchange Act, we are not be subject to the SEC's proxy rules, and large holders of our capital stock will not be subject to beneficial ownership reporting requirements under Sections 13 or 16 of the Exchange Act and their related rules. As a result, our stockholders and potential investors may not have available to them as much or as robust information as they may have if and when we become subject to those requirements.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former "shell company."

Prior to the closing of the Merger, we were deemed a "shell company" under applicable SEC rules and regulations, because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 (Rule 144), promulgated under the Securities Act of 1933, as amended (the Securities Act), sales of the securities of a former shell company, such as us, under that rule are not permitted until at least 12 months have elapsed from the date on which this report, reflecting our status as a non-shell company, is filed with the SEC. As a result, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend additional time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time could cause the market price of our securities to decline.

If we issue additional shares of our capital stock in the future, our existing stockholders will be diluted.

Our Amended and Restated Articles of Incorporation authorize the issuance of up to 100,000,000 shares of our common stock and up to 10,000,000 shares of preferred stock with the rights, preferences and privileges that our Board of Directors may determine from time to time. In addition to capital raising activities, which we expect to pursue in order to raise the funding we will need in order to continue our operations, other possible business and financial uses for our authorized capital stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of our capital stock, issuing shares of our capital stock to partners or other collaborators in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our equity compensation plans, or other transactions and corporate purposes that our Board of Directors deems are in the best interest of our company. Additionally, shares of our capital stock could be used for anti- takeover purposes or to delay or prevent changes in control or our management. Any future issuances of shares of our capital stock may not be made on favorable terms or at all, they may not enhance stockholder value, they may have rights, preferences and privileges that are superior to those of our common stock, and they may have an adverse effect on our business or the trading price of our common stock. The issuance of any additional shares of our common stock will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. Additionally, any such issuance will reduce the proportionate ownership and voting power of all of our current stockholders.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans or otherwise, could result in dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors in a prior transaction may be materially diluted by subsequent sales. Additionally, any such sales may result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to those of holders of our common stock.

Anti-takeover provisions in our amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of Delaware law, might discourage, delay or prevent a change in control of our company or changes in our Board of Directors or management and, therefore, depress the trading price of our common stock.

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that may depress the market price of our common stock by acting to discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove members of our Board of Directors or our management. Our corporate governance documents include provisions:

•	providing that directors may be removed by stockholders only for cause;

•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board of Directors;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock; and

•	limiting the liability of, and providing indemnification to, our directors and officers.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock from engaging in certain business combinations with us. Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

The elimination of personal liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Amended and Restated Articles of Incorporation and our Bylaws eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our Amended and Restated Articles of Incorporation and our Bylaws and individual indemnification agreements we have entered with each of our directors and executive officers provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by the Delaware law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

We do not intend to pay cash dividends on our capital stock in the foreseeable future.

Other than the cash dividend paid in connection with the Merger, we have never declared or paid any dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. Any future payment of cash dividends in the future would depend on our financial condition, contractual restrictions, solvency tests imposed by applicable corporate laws, results of operations, anticipated cash requirements and other factors and will be at the discretion of the our Board of Directors. Our stockholders should not expect that we will ever pay cash or other dividends on our outstanding capital stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of the prospectus contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Introduction

We are an emerging biopharmaceutical company that is developing a single proprietary NO formulation and a delivery system to treat various respiratory infections for which current treatments have limited effectiveness.

Our general target indication for our platform is lower respiratory tract infections, including our first two targets, children with bronchiolitis (mainly respiratory syncytial virus) and NTM. A Phase 1 clinical trial demonstrating the safety of our system has been completed. We have also recently completed two Phase 2 safety and efficacy trials to treat severe bronchiolitis and CF-related lung infections and a phase 2 compassion treatment to treat NTM.

To date, we have not generated revenue from the sale of any product, and we do not expect to generate significant revenue unless and until we obtain marketing approval of, and commercialize, our product candidates. As of September 30, 2016, we had an accumulated deficit of $12.6 million. Our financing activities are described below under "Liquidity and Capital Resources."

Financial Overview

Operating Expenses

Our current operating expenses consist of three components - research and development expenses, general and administrative expenses and costs related to aborted IPO.

Research and Development Expenses

Our research and development expenses consist primarily of the cost of third party clinical consultants and expenses related to conducting clinical and preclinical trials, salaries and related personnel expenses, share-based compensation expenses, travel expenses and other research and development expenses.

We expect that our research and development expenses will materially increase because we plan to initiate clinical activity and prepare to conduct clinical trials in the near future.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, share-based compensation expense, professional service fees for accounting, legal, bookkeeping and facilities, travel expenses and other general and administrative expenses.

We expect our general and administrative expenses, such as accounting and legal fees, to increase after we become a U.S. public company, and we expect increases in the number of our executive, accounting and administrative personnel due to the anticipated growth of our company.

Costs related to aborted IPO

Costs related to aborted IPO consist of direct and incremental costs such as accounting, consulting, legal and printing fee that were incurred in connection with an IPO process pursuant to which we had planned to register and quote our common stock on the OTCQB in the late of 2015 or/and early of 2016, which we did not complete.

Financial Expense and Income

Financial expense and income consist of imputed interest expenses in respect to convertible notes, amortization of a beneficial conversion feature and amortization of debt issuance costs which the Company recorded for convertible notes which is being amortized over the term of the notes, bank fees and other transactional costs and foreign currency transaction adjustments. For more information refer to Note 12 to the consolidated financial statements as of December 31, 2015 and interim consolidated financial statements as of September 30, 2016, respectively.

Revaluation of Warrants to Purchase Series A Preferred Shares

Revaluation of warrants to purchase Series A Preferred shares expenses reflects the changes in the fair value of the warrants to purchase Series A Preferred shares.

Taxes on Income

Taxes on income are comprised from taxes incurred as result of the implementation of the cost plus service agreement between the Company and AIT Inc.

Critical Accounting Policies and Estimate

We describe our significant accounting policies more fully in Note 2 to our consolidated financial statements for the years ended December 31, 2015 and 2014 and for the nine months ended September 30, 2016 and 2015. We believe that the accounting policies below are critical in order to fully understand and evaluate our financial condition and results of operations.

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. Our management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

JOBS Act

On April 5, 2012, the U.S. Congress enacted the JOBS Act. Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards. As a result, our financial statements may not be comparable to companies that comply with the public company effective date.

Stock-based compensation and fair value of ordinary shares

We account for stock-based compensation in accordance with ASC 718, "Compensation - Stock Compensation," which requires companies to estimate the fair values of equity-based payment awards on the date of grant using an option-pricing model. The value of the stock options is recognized as an expense over the requisite service periods in our statement of comprehensive loss. We recognize compensation expense for the value of our awards granted based on accelerated method over the requisite service period of each of the awards.

As there has been no public market for the Company's shares, the fair value of the options has been determined by the Company's management, using the assistance of an independent valuation firm. The fair value of the ordinary shares was based on the application of the Option-Pricing Method (OPM). The first step in performing a valuation using OPM involves estimating the fair value of total shareholders’ equity (capital instruments). As part of our analysis, we used the hybrid model by combining the expected IPO and a Discounted Cash Flows (DCF) method, at the option valuation dates in order to evaluate the fair value of our total shareholders’ equity.

Under the option-pricing method, we estimated the fair value of the ordinary shares as the net value of a series of call options, representing the present value of the expected future returns to the ordinary shareholders. Essentially, the rights of the ordinary shareholders are equivalent to a call option on any value of the Company above the respective preferred shareholders' liquidation preferences, with adjustment to account for the rights retained by the preferred shareholders related to their share of any value above the values at which they would convert to ordinary shares. Thus, the ordinary shares were valued by estimating the value of their share in each of these call option rights

We primarily selected the Black-Scholes-Merton model, which is the most common model in use in evaluating stock options. This model evaluates the options as if there is a single exercise point, and thus incorporates an expected option life (expected term). The input factored in this model is constant for the entire expected life of the option.

According to ASC 718, due to insufficient or no historical data for the Company, the expected volatility determination was based on similar companies' stock volatility. The risk-free interest rate assumption is the implied yield currently available on United States treasury zero-coupon issues with a remaining term equal to the expected life term of the options. We determined the expected life of the options based on the "simplified method," representing the period of time that options granted are expected to be outstanding. The expected dividend yield assumption is based on the Company's historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future.

We apply ASC 505-50, "Equity-Based Payments to Non-Employees" with respect to options and warrants issued to non-employees.

Warrants to purchase preferred shares and revaluation of warrants

The Company accounts for freestanding warrants to purchase its convertible Preferred A Shares as non-current liability because the underlying Preferred A Shares are contingently redeemable (upon a deemed liquidation event) and, therefore, may obligate the Company to transfer assets in the future. The warrants are subject to re-measurement to fair value at each balance sheet date and any change in fair value is recognized as a component of financial income (expense), net, on the statements of comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of a deemed liquidation event or the conversion of series A preferred shares into ordinary shares.

As there has been no public market for the Company's shares, the fair value of the warrants has been determined by the Company's management, using the assistance of an independent valuation firm.

The valuation was determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The assumptions used in the valuation model are based on future expectations, combined with the judgment of the Company's management. Numerous objective and subjective factors were considered to determine the fair value, including the following factors:

☐	prices, rights, preferences and privileges of the convertible preferred shares;
☐	current business conditions and projections;
☐	the Company's stage of development;
☐	the likelihood of a liquidity event for the ordinary shares underlying these options, such as an initial public offering or sale of the Company, given prevailing market conditions; and
☐	any adjustments necessary due to the lack of marketability of the ordinary shares;

Beneficial conversion feature with respect to convertible notes

Since the Company needed to support and finance its ongoing operation, the Company entered into the convertible notes agreements based on a lower Company value (consistent with prior financing rounds) compared to the Company's current value on the commitment date of the convertible notes. The difference between the values is recognized as Beneficial Conversion Feature ("BCF") pursuant to ASC 470, "Debt with Conversion and Other Options". The BCF is recognized and measured in the Convertible Notes at the commitment date by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The discount resulting from the BCF is amortized over the life of the Convertible Notes through financial expenses unless mandatorily converted earlier.

The Company entered all the convertible notes agreements based on the same Company value, with no value changes between the periods since several of the note holders that invested after April 2014 were returning investors and/or related parties, and others were brought by existing note holders.

During the nine months period ended September 30, 2016 and the year ended December 31, 2015, AIT Ltd. recorded $764 and $759 thousand of amortization expenses in respect to the beneficial conversion feature of the convertible notes, respectively.

Results of Operations

	Nine months ended September 30,		Year ended
(in thousands of U.S. dollars)	2016	2015	December 31,	December 31,
	(unaudited)	(unaudited)	2015	2014

Research and development expenses	573	1,433	1,620	1,167
General and administrative expenses	523	495	589	989
Costs related to aborted IPO	621	-	-	-
Operating loss	1,717	1,928	2,209	2,156

Financial expense, net	990	713	994	411
Revaluation of warrants to purchase Series A Preferred Shares	-	152	152	2,055

Loss before taxes on Income	2,707	2,793	3,355	4,622

Taxes on income	39	117	127	-

Net comprehensive loss	2,746	2,910	3,482	4,622

Comparison of the nine months ended September 30, 2016 to the nine months ended September 30, 2015 and the year ended December 31, 2015 to the year ended December 31, 2014.

Research and development expenses

The following table discloses the breakdown of research and development expenses for the last two fiscal years and for the nine months ended September 30, 2016 and 2015.

	Nine months ended September 30,		Year ended
(in thousands of U.S. dollars)	2016	2015	December 31,	December 31,
	(unaudited)	(unaudited)	2015	2014

Cost to third-party clinical consultants and expenses related to conducting clinical and preclinical trials	85	595	623	566
Salaries and related personnel	125	232	266	196
Share-based compensation	190	268	331	185
Patents	116	58	64	99
Other	57	280	336	121
Total	573	1,433	1,620	1,167

Our research and development expenses for the nine months ended September 30, 2016, amounted to $573 thousand, representing a decrease of $860 thousand, or 60%, compared to $1,433 thousand for the nine months ended September 30, 2015. Approximately $510 thousand of the decrease was attributable to a decrease of expenses related to the Company's device development efforts as well as the Company's preparation for FDA regulatory submission and preparation for upcoming clinical studies. Approximately $107 thousand of the decrease was attributable to a decrease of salaries and related personnel expenses, reflecting a decrease in the number of employees engaged in research and development related activities. Additional decrease reflected in other expenses related to decrease in consulting expenses approximately $224 thousand.

Our research and development expenses for the year ended December 31, 2015, amounted to $1,620 thousand, representing an increase of $453 thousand, or 39%, compared to $1,167 thousand for the year ended December 31, 2014. The increase derives from the Company's device development efforts as well as the Company's preparation for FDA regulatory submission and preparation for upcoming clinical studies expenses in amount of approximately $623 thousand, representing an increase of $57 thousand, or 10%, compared to $566 thousand, for the year ended December 31, 2014. In addition, salaries and related personnel expenses in the amount of representing an increase of $70 thousand or 35%, compared to $196 thousand for the year ended December 31, 2014, due to an increase in the number of employees engaged in research and development related activities. Additional increase reflected in other expenses related to increase in consulting expenses approximately $215 thousand, or 180%, amounted to $336 thousand for the year ended December 31, 2015, compared to $121 thousand for the year ended December 31, 2014.

In addition, the increase derives also from share-based compensation expenses in the amount of approximately $331 thousand, representing an increase of $146 thousand, or 80% compared to $185 thousand for the year ended December 31, 2014, due to an increase in Company's value and options grants.

Our research and development expense is highly dependent on the execution of clinical trials and therefore is expected to fluctuate highly from year to year.

General and administrative expenses

Our general and administrative expenses totaled $523 thousand for the nine months ended September 30, 2016, an increase of $28 thousand or 6%, compared to $495 thousand for the nine months ended September 30, 2015. The increase resulted primarily from slight increase in payroll of $28 thousand, increase in stock-based compensation of $146 thousand and decrease in professional services of $170 thousand. Our general and administrative expenses totaled $589 thousand for the year ended December 31, 2015, a decrease of $400 thousand or 40%, compared to $989 thousand for the year ended December 31, 2014. The decrease resulted primarily from a decrease in professional services expenses and payroll.

Cost related to aborted IPO

In the late of 2015 and the early of 2016, AIT Ltd. initiated an IPO process. As a result of failure in achieving IPO target, the IPO was aborted and costs related to the aborted IPO in a total amount of $621 thousand were recognized in the statement of comprehensive loss as separate line.

Operating loss

As a result of the foregoing, our operating loss for the nine months ended September 30, 2016, was $1,717 thousand, as compared to an operating loss of $1,928 thousand for the nine months ended September 30, 2015, a decrease of $211 thousand, or 11%.

As a result of the foregoing, our operating loss for the year ended December 31, 2015, was $2,209 thousand, as compared to an operating loss of $2,156 thousand for the year ended December 31, 2014, an increase of $53 thousand, or 2%.

Financial expense, net

We recognized financial expense of $990 thousand for the nine months ended September 30, 2016, an increase of $277 thousand or 39%, compared to financial expense of $713 thousand for the nine months ended September 30, 2015. The increase resulted primarily from increase in the amortization of the beneficial conversion feature of the convertible notes amounted to $764 thousand for the nine months ended September 30, 2016 compared to $527 thousand  in the corresponding period of 2015. In addition, imputed interest expenses in respect to convertible notes have been recognized in total amount of $212 thousand for the nine months ended September 30, 2016 compared to $153 in the corresponding period of 2015.

We recognized financial expense of $994 thousand for the year ended December 31, 2015, an increase of $583 thousand or 142%, compared to financial expense of $411 thousand for the year ended December 31, 2014. The increase resulted primarily from increase in the amortization expenses of the beneficial conversion feature of the convertible notes amounted to $759 thousand for the year ended December 31, 2015 compared to $290 thousand for the year ended December 31, 2014. In addition, imputed interest expenses in respect to convertible notes have been recognized in total amount of $216 thousand for the year ended December 31, 2015 compared to $86 for the year ended December 31, 2014.

Revaluation of warrants to purchase Series A Preferred Shares

The warrants to purchase Series A preferred shares which classified as a non-current liability are being re-measured to fair value at each reporting date. The difference in the expenses is attributed to the re-measurement to fair value.

We didn't recognize an expense related to adjustment of liability in respect of warrants issued for the nine months ended September 30, 2016, compared to expenses of $152 thousand for the nine months ended September 30, 2015. The decrease in the adjustment derives from the exercise of warrants in August 2015.

We recognized an expense related to adjustment of liability in respect of warrants issued of $152 thousand for the year ended December 31, 2015, compared to expenses of $2,055 thousand for the year ended December 31, 2014.

Taxes on Income

Our taxes on income expenses totaled $39 thousand for the nine months ended September 30, 2016, a decrease of $78 thousand or 67%, compared to $117 thousand for the nine months ended September 30, 2015. The decrease resulted primarily from a decrease in the local operation in AIT Inc. during the nine months period ended September 30, 2016 compared to corresponding period. Our taxes on income expenses totaled $127 thousand for the year ended December 31, 2015, an increase of $127 thousand or 100%, compared to $0 thousand for the year ended December 31, 2014. The increase resulted primarily since AIT Inc. was inactive entity in 2014.

Loss

As a result of the foregoing, our net comprehensive loss for the nine months ended September 30, 2016, was $2,746 thousand, as compared to $2,910 thousand for the nine months ended September 30, 2015, a decrease of $164 thousand, or 6%.

 As a result of the foregoing, our net comprehensive loss for the year ended December 31, 2015, was $3,482 thousand, as compared to $4,622 thousand for the year ended December 31, 2014, a decrease of $1,140 thousand or 25%.

Liquidity and Capital Resources

Overview

Since our inception through September 30, 2016, we have funded our operations principally with $1,790 thousand from the issuance of ordinary and convertible Preferred A Shares and $3,342 thousand from loans and convertible promissory notes. As of September 30, 2016, we had $20 thousand in cash and cash equivalents.

The table below presents our cash flows for the nine months ended September 30, 2016 and 2015, and for the years ended December 31, 2015 and 2014:

	Nine months ended September 30,		Year ended December 31,
(in thousands of U.S. dollars)	2016	2015	2015	2014
	(unaudited)	(unaudited)
Net cash provided by (used in):
Operating activities	(415)	(1,530)	(1,658)	(1,883)
Investing activities	3	(6)	(7)	(18)
Financing activities	303	1,564	1,633	2,039
Net increase (decrease) in cash and cash equivalents	(109)	28	(32)	138

Operating Activities

Net cash used in operating activities of $415 thousand during the period ended September 30, 2016 was primarily as a result of net loss of $2,746 thousand, stock-based compensation expenses amounted to $370 thousand, amortization of beneficial conversion feature and debts issuance costs in the convertible notes amounted to $776 thousand, imputed interest on convertible notes, loans from related parties and line of credit amounted to $215 thousand and increase in the trade payables and other accounts payable of $594 thousand.

Net cash used in operating activities of $1,530 thousand during the period ended September 30, 2015 was primarily as a result of net loss of $2,894 thousand, stock-based compensation expenses amounted to $302 thousand, revaluation of warrants to purchase series A preferred shares amounted to $152 thousand, amortization of beneficial conversion feature and debts issuance costs in the convertible notes amounted to $526 thousand, imputed interest on convertible notes and loans from related parties amounted to $145 thousand and increase in the trade payables and other accounts payable of $197 thousand.

Net cash used in operating activities of $1,658 thousand during the year ended December 31, 2015 was primarily as a result of net loss of $3,482 thousand, stock-based compensation expenses amounted to $447 thousand, revaluation of warrants to purchase series A preferred shares amounted to $152 thousand amortization of beneficial conversion feature and debts issuance costs in the convertible notes amounted to $768 thousand, imputed interest on convertible notes, loans from related parties and line of credit amounted to $217 thousand and increase in the trade payables and other accounts payable of $176 thousand.

Net cash used in operating activities of $1,883 thousand during the year ended December 31, 2014 was primarily as a result of net loss of $4,622 thousand, stock-based compensation expenses amounted to $241 thousand, revaluation of warrants to purchase series A preferred shares amounted to $2,055 thousand, amortization of beneficial conversion feature in the convertible notes amounted to $290 thousand, imputed interest on convertible notes, loans from related parties and line of credit amounted to $83 thousand and increase in the trade payables and other accounts payable of $53 thousand.

Investing Activities

Net cash provided by (used for) investing activities during the period ended September 30, 2016, and the period ended September 30, 2015 were $3 and ($6) thousand, respectively, reflected selling and purchasing of property and equipment.

Net cash used for investing activities during the years ended December 31, 2015 and 2014 of $7 and $18 thousand, respectively, reflected purchasing of property and equipment.

Financing Activities

Net cash provided by financing activities during the period ended September 30, 2016, and the period ended September 30, 2015, were $303 and $1,564 thousand, respectively.

Net cash provided by financing activities in the nine months ended September 30, 2016, consisted of approximately $184 thousand of proceeds from issuance of convertible loans, $70 thousand of proceeds from loan from related party and $49 thousand of net proceeds from line of credit from commercial bank. Net cash provided by financing activities in the nine months ended September 30, 2015, consisted of approximately $540 thousand of net proceeds from the exercise of warrants to purchase series A preferred shares, $1,069 thousand of net proceeds from the issuance of convertible loans and ($45) thousand of cash that was paid in connection to IPO costs that were deferred.

Net cash provided by financing activities during the year ended December 31, 2015, and the year ended December 31, 2014, were $1,633 and $2,039 thousand, respectively.

Net cash provided by financing activities during the year ended December 31, 2015, consisted of approximately $1,239 thousand of net proceeds from issuance of convertible loans, $540 thousand of net proceeds from the exercise of warrants to purchase series A preferred shares and ($146) thousand of cash that was paid in connection to IPO costs that were deferred. Net cash provided by financing activities during the year ended December 31, 2014, consisted of approximately $1,830 thousand of proceeds from issuance of convertible loans, $187 thousand of net proceeds from the issuance of series A preferred shares and $22 thousand of proceeds from loan from related party.

Current Outlook

We have financed our operations to date primarily through proceeds from sales of our ordinary shares, series A preferred shares and convertible promissory notes. We have incurred losses and generated negative cash flows from operations since inception. To date, we have not generated any revenue from the sale of products, and we do not expect to generate revenues from sale of our products in the next several years.

Our independent registered public accounting firm's report on our consolidated financial statements for the year ended December 31, 2015, states that there is a substantial doubt that we will be able to continue as a going concern. Furthermore, according to our estimates, based on our budget, if we are not successful in obtaining additional capital resources, there is a substantial doubt that we will be able to continue our activities through the first quarter of 2017. Even if we are able to raise funds, we believe that we will need to raise additional funds before we generate positive cash flow from operations.

We will require significant additional financing in the future to fund our operations if and when we obtain regulatory approval and commercialize our products. We currently anticipate that, we will utilize approximately $16 million for clinical trial activities over the course of the next 36 months. We also anticipate utilizing approximately between $3 million for the development and manufacture of our delivery system intended for use in clinical trials. Our future capital requirements will depend on many factors, including:

•	the progress and costs of our preclinical studies, clinical trials and other research and development activities;
•	the scope, prioritization and number of our clinical trials and other research and development programs;
•	the costs and timing of obtaining regulatory approval for our product candidates;
•	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;
•	the costs of, and timing for, strengthening our manufacturing agreements for production of sufficient clinical quantities of our product candidates;
•	the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally;
•	the costs of acquiring or undertaking the development and commercialization efforts for additional, future therapeutic applications of our product candidates;
•	the magnitude of our general and administrative expenses; and
•	any cost that we may incur under current and future in- and out-licensing arrangements relating to our product candidates.

Contractual Obligations

During the nine months ended September 30, 2016, we engaged a few service providers and vendors. We do not deem such engagements to be significant compared with our current financial resources.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosure about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of foreign currency exchange rates.

Foreign Currency Exchange Risk

Our results of operations and cash flow are subject to fluctuations due to changes in foreign currency exchange rates. Certain of our expenses are denominated in New Israeli Shekels. Our results of operations and cash flow are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. Approximately 30% of our expenses are denominated in New Israeli Shekel. Changes of 5% and 10% in the USD/NIS exchange rate will increase/decrease our operation expenses by 1.5% and 3%, respectively. We do not hedge our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the material adverse effects of such fluctuations.

MANAGEMENT

Executive Officers and Directors

The table below sets forth the name, age and position of each of our directors and executive officers and certain other non-executive officer members of our scientific and drug development team.  Each of the directors and executive officers listed below joined AITT upon the closing of the Merger on January 13, 2017.

Name	Age	Position

Ron Bentsur	50	Executive Chairman of the Board of Directors
Amir Avniel	42	President and Chief Executive Officer and Director
Yossef Av-Gay	53	Chief Scientific Officer and Director
Racheli Vizman	35	Chief Operation Officer
David Grossman	40	Director
Ari Raved	62	Director
Jerome B. Zeldis	65	Director
Steven A. Lisi	46	Director

Ron Bentsur joined the Board of AIT Ltd. as Executive Chairman in August 2015, and has served in the same capacity for us since January 13, 2017.  From 2009 through April 2015, Mr. Bentsur served as Chief Executive Officer of Keryx Biopharmaceuticals, Inc. and as a member of its board of directors. Mr. Bentsur's tenure as CEO of Keryx Biopharmaceuticals culminated in the September 2014 FDA approval of AuryxiaTM (ferric citrate) and its December 2014 U.S. launch.  Prior to joining Keryx Biopharmaceuticals, Inc., from 2006 to 2009, Mr. Bentsur served as Chief Executive Officer of XTL Biopharmaceuticals, Ltd. Prior to that, Mr. Bentsur served as Vice President Finance and Chief Financial Officer of Keryx Biopharmaceuticals, Inc., as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology and biotechnology private placement and advisory transactions, and as a New York City-based investment banker, primarily at ING Barings Furman Selz. Mr. Bentsur holds a B.A. in Economics and Business Administration with distinction from the Hebrew University of Jerusalem and an M.B.A., magna cum laude, from New York University's Stern Graduate School of Business.

Amir Avniel has served on AIT Ltd.'s Board since 2011 and became AIT Ltd.'s Chief Executive Officer in August 2014.  He has served on our Board and became our Chief Executive Officer on January 13, 2017.  He has more than ten years of management experience in the biotechnology industry. From 2013 through 2014, Mr. Avniel served as Strategy and Business Development of A.B. Seeds, a wholly owned subsidiary of Monsanto Company. Mr. Avniel served as the Chief Executive Officer of Rosetta Green Ltd. from 2010 through 2013 and led Rosetta Green in its acquisition by Monsanto. He also served as the president and the Chief Executive Officer of Rosetta Genomics from 2006 to 2009, and Mr. Avniel is a named inventor in over 20 patent applications. He studied computer science at the Academic College of Tel Aviv - Jaffa Israel and earned a Bachelor's degree in Social Sciences and Humanities - from Open University in Israel. Prior to his academic studies, he served as an officer in the Israel Defense Force, where he was awarded four commendations for excellence.

Professor Yossef Av-Gay, PhD, co-founded AIT Ltd. in 2011 and became a director of AIT Ltd. at that time. Prof. Av-Gay became AIT Ltd's Chief Scientific Officer in 2012, and was AIT Ltd's Chairman from January 2014 until July 2015. Prof. Av-Gay has been one of our directors and our Chief Scientific Officer since January 13, 2017.  He has been a professor of microbiology at the University of British Columbia, Faculty of Medicine and the Division of Infectious Diseases since 1997. He is engaged in basic research in microbial genetics and biochemistry of microorganisms, and his research focuses on translational research of bacterial pathogens aiming at antimicrobial drug development. He is a consultant to several pharmaceutical and biotechnology companies, and is a member of the scientific review panels of the Canadian Institute of Health Research (since 2010), the French Agence Nationale de la Rechereche (since 2008), Innovative Medicine Innovations, the U.S. National Institutes of Health (since 2010), the European Commission FP6, FP7 (since 2002) and Horizon 2020 (since 2014). Dr. Av-Guy received a B.Sc. in biology, a M.Sc. in microbiology and a Ph.D. in molecular microbiology from Tel Aviv University.

Racheli Vizman became AIT Ltd's Chief Operation Officer in 2012, and became our Chief Operation Officer on January 13, 2017.  Ms. Vizman has over ten years of management experience in the biotechnology and medical device industries. Ms. Vizman served as a director of regulatory affairs of SharpLight Technologies Ltd., an Israeli medical device company, from 2011 through 2012. She also served as the senior director of regulatory affairs and quality assurance of Rosetta Genomics (NASDAQ: ROSG) from 2007 through 2011. She has a B.Sc. in chemical and biotechnological engineering from Ariel University in Israel.

Steven A. Lisi has served on our Board since January 13, 2017, and has served on the Board of AIT Ltd., our wholly-owned subsidiary, since June, 2016.  Mr. Lisi was previously Senior Vice President of Business and Corporate Development at Flamel Technologies (FLML), where he restructured the company and transformed it from $100M in enterprise value to $1B in three years.  Mr. Lisi assisted with Flamel in raising $121M in equity, led the sale of Flamel's contract manufacturing facility, rationalized the product pipeline, refocused BD effort, transformed the investor base and established Flamel's presence in Ireland.  Prior to his position with Flamel, Mr. Lisi held positions as an analyst at Mehta and Isaly (now OrbiMed), PM at SAC Capital and Millennium Partners, owner of Panacea Asset Management, and a Partner at Deerfield.  Mr. Lisi received his Masters in International Business from Pepperdine University.

David Grossman has served on AIT Ltd's board since February 2016 and our Board since January 13, 2017. Mr. Grossman serves on Ltd's audit committee and compensation committees and we intend to have him serve in the same capacities with us once we form those Board committees. Since 2015, Mr. Grossman has served on the board of Amnis Therapeutics Ltd. (TASE: AMNS) (formerly ITGI Medical Ltd.) and since 2014 is the Chairman of Algomizer Ltd. (TASE: ALMO). Mr. Grossman previously served as Chief Executive Officer at XTL Biopharmaceuticals Ltd. (NASDAQ: XTLB, TASE: XTL), from 2009 until 2014 and was also a member of the board from 2009 until 2013. He served as a Vice President of Eurocom Investments LP, a private equity fund, from 2006 to 2009. Also during that time, Mr. Grossman served as Vice President of Sahar Investments Ltd, (TASE: ENLT; formerly SAIN) which focused on investments in the life sciences arena. Prior to that, Mr. Grossman was a Senior Analyst at Israel Health Care Ventures (IHCV), an Israeli healthcare venture capital fund. Mr. Grossman has previously served on a number of boards of public companies including Proteologics Ltd. (TASE: PRTL) and InterCure Ltd. (TASE: INCR) from 2012 to 2013, Rosetta Green Ltd. (TASE: RSTG) from 2011 to 2014, Bio Light Israeli Life Science Investments Ltd. (TASE: BOLT) from 2009 to 2011, and Gilat Satcom Ltd. (AIM: GLT) from 2007 to 2008. Mr. Grossman received a BA in Business Administration with a focus on information technology, from the Interdisciplinary Center Herzliya.

Ari Raved has served on AIT Ltd's Board since 2012 and on our Board since January 13, 2017. Since 2012 Mr. Raved serves as a director of Property and Building Corp. (PBC) Ltd. (TASE: PTBL).  From 2004 until 2014, Mr. Raved served as a Senior Vice President of the IDB Development Corp. Ltd., a subsidiary of IDB Holding Corp. Ltd. (TASE: IDBH). In addition, from 2006 until 2014 he was the Chairman of the Board at Bartan Holdings and Investments Ltd.  Mr. Raved holds an M.A. in Labor Studies from the Tel Aviv University.

Jerome B. Zeldis, M.D., Ph.D., joined AIT Ltd's Board in September 2015 and our Board on January 13, 2017. Dr. Zeldis is the CEO of Celgene Global Health and the CMO of Celgene Corporation, and he previously served as Celgene's Senior Vice President of Clinical Research and Medical Affairs. Since June 2011, he has served on the board of directors of Soligenix, Inc., and on the board of directors of Alliqua, Inc. and Bionor Pharma ASA since May 2012. In addition, Dr. Zeldis has previously served as Assistant Professor of Medicine at Harvard Medical School, Associate Professor of Medicine at the University of California, Davis, Clinical Associate Professor of Medicine at Cornell Medical School and Professor of Clinical Medicine at the Robert Wood Johnson Medical School. Dr. Zeldis received an A.B. and M.S. from Brown University and an M.Phil., M.D. and Ph.D. in Molecular Biophysics and Biochemistry (immunochemistry) from Yale University.

Term of Office of Directors

Our directors are elected at each annual meeting of stockholders and serve one year terms or until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Family Relationships

There are no family relationships among any of our current or former directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees, promoters or control persons has been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

Committees of the Board of Directors

Our Board of Directors has not established a separate standing audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act or separate standing nominating or compensation committees, or committees performing similar functions, nor has it adopted charters for any such committee. Due to the present and prior size of our Board of Directors, our Board of Directors believes that it is not necessary to have separate standing audit, nominating or compensation committees at this time because the functions of each such committee are adequately performed by our full Board of Directors. However, it is anticipated that our Board of Directors will form separate standing audit, nominating and compensation committees, with the audit committee including an audit committee financial expert and the audit and compensation committees consisting solely of independent directors, if and when our Board of Directors determines that the establishment of such committees is advisable as we seek to further develop our business and operations and potentially expand the size of our Board of Directors.

Nominations to the Board of Directors

Director candidates are considered based upon various criteria, including without limitation their broad- based business and professional skills and experiences, knowledge of the industry in which we operate and ability to add perspectives relating to that industry, expertise in the precision medicine biotechnology field, concern for the long- term interests of our stockholders, diversity, and personal integrity and judgment. Our Board of Directors has a critical role in guiding our strategic direction and overseeing the management of our business, and accordingly, we seek to attract and retain highly qualified directors who have sufficient time to engage in the activities of our Board of Directors and to understand and enhance their knowledge of our industry and business plans.

Stockholder Communications

Although we do not have a formal policy regarding stockholder communications with our Board of Directors, stockholders may communicate with our Board of Directors, or any individual director on our Board of Directors, by writing to us at the address of our principal executive offices, addressing the communication to the attention of our Chief Executive Officer, and specifying the Board of Directors or, if applicable, the individual member thereof as the intended recipient of the communication.

Board Leadership Structure and Role in Risk Oversight

Ron Bentsur is to serve as Executive Chairman of the Board of Directors.  Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a separate standing compensation committee. None of our current or former executive officers serves, or during our last completed fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

Code of Ethics

We have not adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that that establishes, among other things, procedures for handling actual or apparent conflicts of interest. Our Board of Directors intends to adopt such a formal code of ethics when it deems appropriate based on the size of our operations and personnel.

EXECUTIVE COMPENSATION

Compensation of Executive Officers and Directors

The aggregate compensation, including share-based compensation, paid by us to our directors and executive officers with respect to the year ended December 31, 2015 was approximately $440 thousand. This amount includes approximately $15 thousand set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, but does not include business travel, relocation, professional and business association due and expenses reimbursed to office holders and other benefits commonly reimbursed or paid by companies in our industry.

As of September 30, 2016, 129,912 options and 11,781 restricted shares to purchase 141,693 ordinary shares were issued to officers and directors as a group. In addition, restricted shares have been granted for two members of the Company's Board of Directors which will be legally vested only upon consummation of initial public offering.

Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the year ended December 31, 2015 and nine months period ended September 30, 2016.

(in thousands of U.S. dollars)	Year ended December 31 2015		Nine months ended September 30 2016
	Salary	Option Awards	Salary	Option Awards
Racheli Vizman	138	57	120	47
Amir Avniel	198	-	182	-
Jerry Zeldis	-	47	-	66
David Grossman	-	-	-	26

We do not have written agreements with any director providing for benefits upon the termination of their employment with our company.

Employment or Service Agreements with Executive Officers; Consulting and Directorship Services Provided by Directors

We have entered into written agreements with Ron Bentsur, our Executive Chairman of the Board of Directors, Amir Avniel, our President and Chief Executive Officer and Racheli Vizman, our Chief Operation Officer. These agreements contains provisions standard for a company in our industry regarding non-competition, confidentiality of information and assignment of inventions.

On June 24, 2016, we entered into an Agreement with Steven Lisi regarding Mr. Lisi’s appointment to AIT Ltd’s Board of Directors.  Under the terms of the Agreement, we agreed to compensate Mr. Lisi as follows as a member of the Board of Directors:  (i) a one-time bonus payment of $150,000 upon the successful completion of an initial public offering (IPO), (ii) an annual retainer payment of $40,000, and (iii) upon the completion of a successful IPO, shares of AIT Ltd equal to 3% of all issued and outstanding shares plus stock options, along a vesting schedule.

Under current applicable Israeli employment laws, we may not be able to enforce (either in whole or in part) covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. Please see "Risk factors-Risks Relating to Intellectual Property" for a further description of the enforceability of non-competition clauses. See "Management-Agreements and Arrangements with, and Compensation of, Directors and Executive Officers" for additional information.

Review, Approval or Ratification of Transactions with Related Persons

Due to the small size of our company, we do not at this time have a formal written policy regarding the review of related party transactions, and rely on our full Board of Directors to review, approve or ratify such transactions and identify and prevent conflicts of interest. Our Board of Directors reviews any such transaction in light of the particular affiliation and interest of any involved director, officer or other employee or stockholder and, if applicable, any such person's affiliates or immediate family members. Management aims to present transactions to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests and the best interest of our stockholders.

Director Independence

In connection with the closing of the Merger, our Board of Directors undertook a review of the composition of our Board of Directors and independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that all of our directors except Mr. Avniel and Mr. Av-Gay would qualify as "independent" as that term is defined by NASDAQ Listing Rule 5605(a)(2).  Subject to some exceptions, NASDAQ Listing Rule 5605(a)(2) provides that a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that a director cannot be an "independent director" if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax- qualified retirement plan or nondiscretionary compensation (or, for a family member, as a non- executive employee); (d) the director or a member of the director's immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer, partner or controlling shareholder of a company that makes payments to, or receives payments from, us in an amount which, in any twelve- month period during our past three fiscal years, exceeds the greater of 5% of the recipient's consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non- discretionary charitable contribution matching programs). Additionally, in order to be considered an independent member of an audit committee under Rule 10A- 3 of the Exchange Act, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other committee of the board of directors, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries.

MARKET PRICE OF AND DIVIDENDS ON THE
REGISTRANT'S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Market Information

Our common stock is presently not listed on any market or securities exchange. Our common stock is currently quoted on the "OTC Pink Current Information" tier of OTC Markets over- the-counter quotation system under the ticker symbol "KKIC", which will change to the ticker symbol  on the 20th business day following the effect of our 100- to-one reverse stock split. There is not currently, and there has not been since our inception, any trading of our shares of common stock on the OTC Markets or any other over-the-counter market, and as a result there is no established trading market for our common stock. As of the date of this Current Report on Form 8-K and after giving effect to the Merger,.

Holders

As of January 13, 2017 immediately following the closing of the Merger, there were about 35 holders of record of our common stock, with another approximately 60 holders entitled to receive shares of our common stock as a result of the Merger.

Dividends

As of the date of this Current Report on Form 8-K, other than the dividend declared in connection with the Merger, we have never declared nor paid any cash dividends to stockholders. We do not intend to pay cash dividends on our common stock for the foreseeable future, and currently intend to retain any future earnings to fund our operations and the development and growth of our business. The declaration of any future cash dividend, if any, would be at the discretion of our Board of Directors and would depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.

Shares Eligible for Future Sale

Upon the consummation of the Merger, the closing of the financing with the Investors, and after holders of the Ordinary Shares of AIT Ltd. complete the exchange of their Ordinary Shares for shares of AITT common stock, we will have 6,176,243 shares of common stock outstanding, of which our directors and executive officers will beneficially own approximately 2,572,422 shares. Of the 6,176,243 shares held by our stockholders, 500 shares are freely tradeable. No shares issued in connection with the Merger can be publicly sold under Rule 144 of the Securities Act until 12 months after we file our Form 8-A with the SEC.  In general, Rule 144 provides that any non-affiliate of AITT, who has held restricted common stock for at least 12-months, is entitled to sell their restricted stock freely, provided that we remain current in our SEC filings. After 12-months, a non-affiliate may sell without any restrictions.

Once the 12-month period has lapsed, an officer, director or other person in control of us may sell shares of common stock subject to the following restrictions:

•	we are current in our SEC filings,

•	certain manner of sale provisions,

•	filing of Form 144, and

•
volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

•
volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

 Securities Authorized for Issuance under Equity Compensation Plans

The 2013 Plan was administrated by the board of directors or by a compensation committee appointed and maintained by the board of directors of AIT Ltd for such purpose, which shall determine, subject to applicable law, the grantees of awards and various terms of the grant. The 2013 Plan provided for granting options to purchase our ordinary shares to directors, officers and employees, who are not holders of 10% or more of our total share capital and are not otherwise controlling shareholders, in compliance with Section 102 of the Israeli Income Tax Ordinance, 1961 (Ordinance), under the capital gains track, and for grants to non-employee Israeli service providers, consultants and shareholders who hold 10% or more of our total share capital or are otherwise controlling shareholders pursuant to section 3(i) of the Ordinance, as further detailed below. For individual citizens or residents of the United States (U.S. Participant), such grants are either incentive stock options (ISOs) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (Code), or non-statutory stock options (NSOs) pursuant to the Code.

Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders and are considered Israeli residents, to receive favorable tax treatment for compensation in the form of shares or options. Our non-employee Israeli service providers, consultants and controlling shareholders, which includes any shareholder holding 10% or more of the Company's ordinary shares on a fully diluted basis, may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantee and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the "capital gains track." However, under this track we are not allowed to deduct an expense with respect to the issuance of the options or shares. In order to comply with the terms of the capital gains track, all options granted under the 2013 Plan pursuant and subject to the provisions of Section 102 of the Ordinance, as well as the ordinary shares issued upon exercise of these options and other shares received subsequently following any realization of rights with respect to such options, such as share dividends and share splits, must be granted to a trustee for the benefit of the relevant employee, director or officer and should be held by the trustee for at least two years after the date of the grant.

A U.S. Participant generally does not recognize taxable income upon the grant of a NSO if structured to be exempt from or comply with Section 409A of the Code. Upon the exercise of a NSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the ordinary shares acquired on the date of exercise over the exercise price thereof, and we (assuming we were subject to U.S. federal income tax on our net income) generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells ordinary shares acquired pursuant to the exercise of a NSO, the U.S. Participant (assuming the participant held his or her shares as capital assets within the meaning of Section 1221 of the Code, and we are not treated as a PFIC) generally recognizes a long-term or short-term capital gain or loss, depending on the period for which the ordinary shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (AMT), the exercise of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant's regular income tax, upon the exercise of an ISO, the excess of the fair market value of the ordinary shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the ordinary shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the ordinary shares to the U.S. Participant, the U.S. Participant (assuming the participant held his or her shares as capital assets within the meaning of Section 1221 of the Code, and we are not treated as a PFIC) generally recognizes a long-term capital gain or loss, and we will not be entitled to a deduction. However, if the U.S. Participant disposes of such ordinary shares prior to the end of either of the required holding periods, the U.S. Participant generally will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and we (assuming we were subject to U.S. federal income tax on our net income) generally will be entitled to deduct such amount.

  Options that are not exercised within 10 years from the grant date shall expire, or in the event of ISOs, such options expire five years from the grant date in the case of an ISO held by an optionee who holds more than 10% of the total combined voting power of all classes of shares of the Company or of the shares of any subsidiary of the Company or any parent corporation of the Company; at that time, such options, or the unexercised part thereof, will be terminated and all interests and rights of the optionee thereunder shall automatically and conclusively expire.

In the event of termination of an optionee's employment with the Company or any of its related entities, all unvested options granted to him shall expire. Unless otherwise prescribed by the board of directors, in case of termination for reasons of disability or death, the options which are already vested and unexpired shall be exercisable within 12 months. If an optionee's employment or service is terminated for any other reason, the optionee may exercise his or her vested options within 90 days of the date of termination. Any expired or unvested options shall return to the pool for issuance.

In the event of a merger or consolidation of our company subsequent to which we shall no longer exist as a legal entity, or a sale of all, or substantially all, of our shares or assets or other transaction having a similar effect on us, then any unexercised options then outstanding shall be cancelled. Notwithstanding the foregoing, and subject to Section 409A of the Code, our board of directors may resolve, that the vesting period defined in each optionee's option agreement shall be accelerated so that any unvested option shall be immediately vested in full prior to the effective date of such transaction (or any other dates as shall be resolved by the board of directors).

RECENT SALES OF UNREGISTERED SECURITIES

DESCRIPTION OF SECURITIES

The following describes the material terms of the capital stock of AITT. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, AITT's Amended and Restated Articles of Incorporation and Bylaws, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K. All AITT stockholders are urged to read our Amended and Restated Articles of Incorporation and Bylaws carefully and in their entirety.

Authorized Capital Stock; Issued and Outstanding Capital Stock

Effective January 9, 2017, we amended and restated our Articles of Incorporation to increase our authorized common stock, par value $0.0001 per share from 50,000,000 shares to 100,000,000 shares, and increased our authorized preferred stock, par value $0.0001 per share from 5,000,000 share to 10,000,000 shares.

Also on January 9, 2017, in connection with the Merger, we effected a reverse stock split at a ratio of 100- to-one, such that each 100 shares of our common stock issued and outstanding immediately prior to the effective time of the reverse stock split was automatically combined and converted, without any action on the part of the stockholder thereof, into one fully paid and nonassessable share of our common stock. All share information in this Current Report on Form 8-K with respect to our common stock gives retroactive effect to that reverse stock split. Also on January 9, 2017 and immediately following the effect of the reverse stock split, we declared a $2.50 per share cash dividend to our stockholders of record and repurchased 90,000 shares of our common stock at a price of $0.2667 per share from our principal stockholder, each on a post reverse stock split basis.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to vote of our stockholders, including the election of directors. Holders of our common stock are not entitled to cumulate their votes for the election of directors. Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our Board of Directors with respect to one or more series of our preferred stock, the entire voting power and all voting rights shall be vested exclusively in our common stock.

Holders of our common stock will not be entitled to receive dividends except if declared by our Board of Directors and will not be entitled to a liquidation preference in respect of their shares of common stock. Upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets remaining for distribution to stockholders after the payment of all of our liabilities and of all preferential amounts to which any series of our preferred stock may be entitled.

Holders of our common stock will have no preemptive or subscription rights, and will have no rights to convert their common stock into any other securities. The common stock will not be subject to call or redemption.

Preferred Stock

Our Amended and Restated Articles of Incorporation authorize our Board of Directors to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and dissolution preferences or any wholly unissued series of our preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them. Our Amended and Restated Articles of Incorporation also provide that our Board of Directors is expressly authorized to increase or decrease (but not below the number of shares of such series of preferred stock then outstanding) the number of shares of any series of preferred stock subsequent to the issue of shares of that series.

Anti-Takeover Provisions

Our Amended and Restated Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change of control of our company or change in our Board of Directors, including transactions in which our stockholders might otherwise receive a premium for their shares of our common stock, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Articles of Incorporation and Bylaws and applicable Delaware law:

•
permit our Board of Directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and dissolution preferences);

•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed, subject to any limitation imposed by law, by the holders of at least 2⁄3 of the voting power of all of our then- outstanding shares of the capital stock entitled to vote generally at an election of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by a vote of a majority of directors then in office; and

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions would require approval by the majority of our Board of Directors or by holders of at least a majority of the voting power of all of our then- outstanding common stock entitled to vote, voting together as a single class.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We intend to enter into separate indemnification agreements consistent with Delaware law and the form approved by our Board of Directors with each of our current directors and executive officers, and we contemplate entering into such indemnification agreements with directors and certain executive officers that may be elected or appointed in the future, as the case may be. The information set forth under the heading "Indemnification Agreements" in Item 1.01 of this Current Report on Form 8- K is incorporated herein by reference.

FINANCIAL STATEMENTS

Reference is made to the financial statements and pro forma financial information relating to AITT contained in Item 9.01 of this Current Report on Form 8- K, which is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8- K, which disclosure is incorporated herein by reference. Upon the closing of the Merger, the 58 shareholders of AIT Ltd. at the time of the closing are entitled to 6,163,043 shares of our common stock in exchange for all of the outstanding shares of AITT's capital stock. The issuance and sale of such securities was not registered under the Securities Act, and such securities were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of such securities qualified for an exemption under Section 4(a)(2) of the Securities Act, we relied on the following facts: the securities were issued to recipients that each represented that it was a  sophisticated investor familiar with AITT’s operations, it was acquiring the securities for investment purposes and without a view toward disposition thereof, and it had sufficient investment experience to evaluate the risks of the investment; we used no advertising or general solicitation in connection with the issuance and sale of the securities; and the securities were issued as restricted securities.

Item 3.03     Material Modification of Rights of Security Holders.

Reference is made to the disclosure set forth under Item 5.03 of this Current Report on Form 8- K, which disclosure is incorporated herein by reference.

Item 5.01    Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8- K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) - (c): Effective upon the closing of the Merger on January 13, 2017, our executive officer prior to the Merger, Jason Lane (former President, Treasurer, Chief Executive Officer, Chief Financial Officer and Secretary) tendered his resignation from all positions then held with our company. Following such resignation, the members of our Board of Directors that were elected in connection with the closing of the Merger, as described in part (d) of this Item 5.02 below, appointed as the executive officers of AITT the individuals to the executive officer positions set forth under the heading "Management- Directors, Executive Officers and Other Non- Executive Officers" in Item 2.01 of this Current Report on Form 8-K.

Each of our newly appointed executive officers will serve in his positions as an "at will" employee of our company, and will not have a formal employment agreement with us unless and until our Board of Directors, or a committee thereof, and the applicable executive officer have approved the terms of any such agreement.

For certain biographical, related party and other information regarding our newly appointed executive officers, see the disclosure under the heading "Management" and "Certain Relationships and Related Transactions, and Director Independence- Related Party Transactions" in Item 2.01 of this Current Report on Form 8- K, which disclosure is incorporated herein by reference.

(d) Effective upon the closing of the Merger, our sole director prior to the Merger, Jason Lane, (i) resigned as a director, and (ii) appointed as our new directors the 6 individuals identified as directors under the heading "Management- Directors, Executive Officers and Other Non- Executive Officers" in Item 2.01 of this Current Report on Form 8-K. Following the closing of the Merger, our newly elected directors appointed Ron E. Bentsur as the Chairman of the Board.

For certain biographical, related party and other information regarding our newly appointed directors, see the disclosure under the heading "Management" and "Certain Relationships and Related Transactions, and Director Independence- Related Party Transactions" in Item 2.01 of this Current Report on Form 8- K, which disclosure is incorporated herein by reference.

(e) Immediately following Closing, there will be outstanding:  (i) 6,163,043 shares of our common stock outstanding; (ii) options to purchase 538,573 shares of AITT common stock (at a weighted average exercise price of $4.61595 per share); and (iii) warrants to acquire approximately 1,701,616 shares of our common stock at an exercise price of $6.90 per share.

Reference is made to the description of the 2013 Plan set forth under the heading "Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters- Securities Authorized for Issuance under Equity Compensation Plans" in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. The description of the 2013 Plan contained in this report does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

Prior to the closing of the Merger, we filed an amendment to our Certificate of Incorporation, for the purpose of, among other things, (i) changing our name from "KokiCare" to "AIT Therapeutics, Inc.", and effecting a 100- to- one reverse stock split of our common stock, and then amended and restated our Articles of Incorporation in their entirety for the purpose of, among other things, (i) increasing our authorized common stock from 50,000,000 shares to 100,000,000 shares, and (ii) increasing our authorized preferred stock from 5,000,000 shares to 10,000,000 shares.

Our Board of Directors approved the amendment and restatement of our Articles of Incorporation on January 13, 2017 and as described under Item 5.07 of this Current Report on Form 8-K, stockholders holding 87.2% of the then outstanding shares of our common stock approved the amendment to our Articles of Incorporation on January 13, 2017.  Our Amended and Restated Articles of Incorporation became effective on January 13, 2017 and are filed as Exhibit 3.1 to this Current Report on Form 8-K.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 100 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock was been reduced from 10,320,000 to 103,200, at that time.  No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive a cash payment in lieu of such fractional share. The reverse stock split will not in itself affect any stockholder's ownership percentage of our common stock, except to the extent that any fractional share is rounded up to the nearest whole share. Beginning with the opening of trading on December 30, 2016, our common stock is expected to commence trading on the "OTC Pink Current Information" tier of OTC Markets on a post reverse stock split basis.

In accordance with rules and regulations promulgated by FINRA, the amendments to our Articles of Incorporation to change our name, increase the number of authorized shares of our common stock, authorize preferred stock, and effect the 100- to- one reverse stock split are expected to become effective upon receipt of FINRA's approval of those changes on the morning of December 30, 2016. In connection with the change of our name to "AIT Therapeutics, Inc. ", FINRA has assigned us a new stock symbol, "AITB", which is expected to take effect on or about 20 business days following the effect of the reverse stock split on January 10, 2017.

Change in Fiscal Year

Pursuant to the approval of our Board of Directors, our fiscal year end has been changed from June 30 to December 31, which is the fiscal year end of AIT Ltd.  The Merger is being accounted for as a reverse acquisition, with AIT Ltd regarded as the accounting acquirer.  Commencing with the periodic report for the quarter in which the Merger was completed, we intend to file annual and quarterly reports based on the December 31 fiscal year end of AIT Ltd. Such financial statements will depict the operating results of AIT Ltd, including the acquisition of KokiCare, Inc., from KokiCare, Inc.'s inception on April 28, 2015.  In reliance on Section III.F of the SEC's Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report.

Item 5.06 Change in Shell Company Status.

Upon the closing of the Merger on January 13, 2017, we ceased to be a "shell company" as defined in Rule 12b- 2 of the Exchange Act. Reference is made to the disclosure under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 9, 2017, stockholders holding 87.2% of the then outstanding shares of our common stock executed a written consent in lieu of meeting to approve the amendment and restatement of our Articles of Incorporation to, among other things:

•
increase the number of authorized shares of our common stock from 50,000,000 shares to 100,000,000 shares and increase the number of authorized shares of our preferred stock from 5,000,000 shares to 10,000,000 shares;

On January 9, 2017, stockholders holding 87.2% of our then issued and outstanding shares of our common stock executed a written consent in lieu of meeting the approve the Merger Agreement and all transactions and agreements contemplated thereby, including the consummation of the Merger; the issuance of approximately 6,163,043 shares of AITT's common stock to the former stockholders of AIT Ltd. as consideration for the Merger; the assumption of the 2013 Plan and all outstanding options thereunder; the assumption of AIT Ltd. outstanding warrants; the execution and filing of all necessary documents in the State of Israel to effect the Merger; and authorized our Board of Directors and executive officers to take any further action necessary to consummate the Merger.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the following are filed as exhibits to this Current Report on Form 8-K:

Unaudited financial statements of AIT Ltd. for the nine months ended September 30, 2016 are filed as Exhibit 99.1

Audited financial statements of AIT Ltd. for the years ended December 31, 2015 and 2014 are filed as Exhibit 99.2

(b)      Pro Forma Financial Information. In accordance with Item 9.01(b), the unaudited pro forma financial information of AITT and its wholly owned subsidiary AIT Ltd. as of the fiscal year ended December 31, 2015 and the nine months ended September 30, 2016 are filed as Exhibit 99.3 to this Current Report on Form 8-K.

(c)      Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)      Exhibits. Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2017	AIT THERAPEUTICS, INC.
By: /s/Amir Avniel Name: Amir Avniel Title: Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
2.1
Agreement and Plan of Merger and Reorganization, dated December 29, 2016, by and between AIT Therapeutics, Inc. (formerly known as KokiCare, Inc.), Red Maple Ltd.., and Advanced Inhalation Therapies (AIT) Ltd.

2.2
Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated January 12, 2017, by and between AIT Therapeutics, Inc. (formerly known as KokiCare, Inc.) and Advanced Inhalation Therapies (AIT) Ltd.

2.3	Merger Completion Certificate, dated December 29, 2016, by and among Red Maple Ltd. and Advanced Inhalation Therapies (AIT) Ltd.
3.1	Amended and Restated Articles of Incorporation of AIT Therapeutics, Inc.
3.2	Amended and Restated Bylaws of AIT Therapeutics, Inc.
4.1	Form of Common Stock certificate.
10.1
Amended and Restated Agreement for the Transfer and Assumption of Obligations Under the Securities Purchase and Registration Rights Agreements, dated January 12, 2017, by and between AIT Therapeutics, Inc. (formerly known as KokiCare, Inc.) and Advanced Inhalation Therapies (AIT) Ltd.

10.2	Form of Securities Purchase and Registration Rights Agreement Dated December 29, 2016 by and Advanced Inhalation Therapies (AIT) Ltd. and certain purchasers
10.3	Form of Warrant to Purchase Common Stock by and between AIT Therapeutics, Inc. and certain purchasers
10.4	Advanced Inhalation Therapies (AIT) Ltd. 2013 Share Option Plan, as amended and restated as of the closing of the Merger as a Stock Incentive Plan of AIT Therapeutics, Inc.
10.5	Agreement, dated August 3, 2015, by and between AIT Ltd. and Ron Bentsur
10.6	Employment Agreement, dated September 9, 2012, by and between AIT Ltd. and Racheli Vizman
10.7	Addendum to Employment Agreement, dated May 30, 2013, by and between the Company and Racheli Vizman
10.8^	Addendum to Employment Agreement, dated April 8, 2014, by and between the Company and Racheli Vizman
10.6	Addendum to Employment Agreement, dated July 12, 2015, by and between the Company and Racheli Vizman
10.7	License Agreement, dated November 1, 2011, by and between AIT Ltd. and the University of British Columbia
10.8	Non-Exclusive License Agreement, dated October 22, 2013, by and between AIT Ltd. and SensorMedics Corporation (CareFusion)
10.9	Services Agreement, dated June 11, 2015, by and between AIT Ltd. and Guberman Consulting Ltd.
10.10	Option Agreement, dated August 31, 2015, by and between AIT Ltd. and Pulmonox Technologies Corporation
10.11	Amendment No. 10 dated December 31, 2016, to Option Agreement between AIT Ltd. and Pulmonox Technologies Corporation
10.12	Agreement dated June 24, 2016 between AIT Ltd. and Steven Lisi
21.1	List of Subsidiaries.
99.1	Unaudited condensed financial statements of Advanced Inhalation Therapies (AIT) Ltd. for the nine months ended September 30, 2016 and 2015.
99.2	Audited financial statements of Advanced Inhalation Therapies (AIT) Ltd. for the years ended December 31, 2015 and 2014.
99.3	Pro forma financial information of AIT Therapeutics, Inc. and its wholly owned subsidiary Advanced Inhalation Therapies (AIT) Ltd.

^ Portions of this exhibit have been omitted pursuant to a request for confidential treatment.